The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the securities that are in this preliminary prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This preliminary prospectus supplement is not an offer to sell these securities and is not a request for any offers to buy these securities in any state where the laws in that state do not permit the seller to offer or sell these securities.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-107220

SUBJECT TO COMPLETION DATED NOVEMBER 11, 2005

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 11, 2005)

$650,000,000

M&I Auto Loan Trust 2005-1

Issuer

Servicer

M&I DEALER AUTO SECURITIZATION, LLC

Seller

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page S-8 of this prospectus supplement and on page 3 of the attached prospectus.

These notes are asset backed securities issued by a trust. The notes are not obligations of Marshall & Ilsley Corporation, the seller or any of their affiliates.

Neither the notes nor the receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The issuer will issue the following notes:
	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$150,000,000%		November 20, 2006
Class A-2 Notes	178,000,000		June 20, 2008
Class A-3 Notes	175,000,000		September 21, 2009
Class A-4 Notes	125,060,000		March 21, 2011
Class B Notes	21,940,000		July 20, 2012

•      The notes are secured by the assets of the issuer, which consist primarily of motor vehicle installment sales contracts secured by new and used automobiles and trucks.

•      The issuer will pay interest and principal on the notes on the 20th day of each month or if the 20th is not a business day, the next business day, commencing in December 2005.

•      The issuer will pay principal sequentially to the earliest maturing class of notes then outstanding until paid in full.

The underwriters are offering the following notes by this prospectus supplement:
	Initial Public Offering Price	Underwriting Discount	Proceeds to the Seller
Per Class A-1 Note	%	%	%
Per Class A-2 Note
Per Class A-3 Note
Per Class A-4 Note
Per Class B Note
Total	$	$	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

JPMorgan
Credit Suisse First Boston
Robert W. Baird & Co. Incorporated

The date of this prospectus supplement is November     , 2005

Prospectus Supplement

Prospectus

SUMMARY OF TERMS	1
RISK FACTORS	3
THE ISSUERS	8
THE TRUSTEE	9
THE SELLER	9
THE BANK	9
ORIGINATION AND SERVICING PROCEDURES	10
USE OF PROCEEDS	13
PRINCIPAL DOCUMENTS	14
THE RECEIVABLES POOLS	15
WEIGHTED AVERAGE LIFE OF THE SECURITIES	18
POOL FACTORS AND TRADING INFORMATION	19
DESCRIPTION OF THE NOTES	19
DESCRIPTION OF THE CERTIFICATES	25
CERTAIN INFORMATION REGARDING THE SECURITIES	26
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS	37
CERTAIN MATTERS REGARDING THE SERVICER	44
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES	47
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	52
STATE AND LOCAL TAX CONSIDERATIONS	69
ERISA CONSIDERATIONS	69
UNDERWRITING	73
RATING OF THE SECURITIES	74
REPORTS TO SECURITYHOLDERS	74
AVAILABLE INFORMATION	74
FORWARD-LOOKING STATEMENTS	75
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	75
LEGAL MATTERS	75
INDEX OF DEFINED TERMS	76

i

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

ii

WHERE TO FIND INFORMATION IN THESE DOCUMENTS

This prospectus supplement and the attached prospectus provide information about M&I Auto Loan Trust 2005-1, including terms and conditions that apply to the notes to be issued by the issuer. You should rely only on the information provided in this prospectus supplement and the attached prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We tell you about the notes in two separate documents that progressively provide more detail:

•	the attached prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

We have started with several introductory sections in this prospectus supplement describing the notes and the issuer in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms of the Notes—provides important information concerning the amounts and the payment terms of each class of notes;

•	Structural Summary—gives a brief introduction to the key structural features of the issuer; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the attached prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the Table of Contents included in the attached prospectus provide the page numbers on which those captions are located.

We are not offering the notes in any state where the offer of the notes is not permitted.

iii

SUMMARY OF TERMS OF THE NOTES

The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Issuer/Trust

M&I Auto Loan Trust 2005-1, a statutory trust formed under Delaware law, will issue the notes and be liable for their payment.

Seller

M&I Dealer Auto Securitization, LLC, a Delaware limited liability company, a wholly-owned special purpose subsidiary of M&I Marshall & Ilsley Bank, will sell the receivables to the issuer. The seller is located at 770 North Water Street, Milwaukee, Wisconsin 53202.

Originator

M&I Marshall & Ilsley Bank either originated all of the receivables or acquired the receivables that will be purchased by the issuer from an affiliate. We refer to M&I Marshall & Ilsley Bank and such affiliate as the “originator”.

Servicer

M&I Marshall & Ilsley Bank, a Wisconsin banking corporation will service the receivables held by the issuer. The servicer is located at 770 North Water Street, Milwaukee, Wisconsin 53202.

Administrator

M&I Marshall & Ilsley Bank will provide reports and perform other administrative duties for the issuer.

Trustees

Notes	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States will be the indenture trustee.

Certificates	Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee.

Offered Notes

The following notes are being offered by this prospectus supplement:

•	$150,000,000 Class A-1 % asset backed notes

•	$178,000,000 Class A-2 % asset backed notes

•	$175,000,000 Class A-3 % asset backed notes

•	$125,060,000 Class A-4 % asset backed notes

•	$21,940,000 Class B % asset backed notes

The issuer will also issue one certificate which represents the residual interest in the issuer and is not offered hereby. The certificate will be initially issued to the seller.

Closing Date

The issuer expects to issue the notes on or about November 22, 2005.

Minimum Denominations

The notes will be issued in minimum denominations of $100,000 and multiples of $1,000.

Payment Date

On the 20th day of each month or, if the 20th day is not a business day, the next business day, the issuer will pay interest and principal on the notes. The first payment date will be December 20, 2005.

Record Dates

On each payment date, the issuer will pay interest and principal to the noteholders as of the related record date. The record dates for the notes will be the business day immediately preceding each payment date. If definitive notes have been issued, the record date for the notes will be the last day of the month preceding the payment date.

Final Scheduled Payment Date

The issuer is required to pay the outstanding principal balance of each class of notes, to the extent not previously paid, in full on the respective final scheduled payment date for that class of notes specified on the cover page of this prospectus supplement or, if such date is not a business day, the next business day.

Interest Rates

The issuer will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes	“Actual/360”, accrued from and including the previous payment date to but excluding such payment date (or, in the case of the first payment date, from and including the closing date to but excluding the first payment date).

Other Notes	“30/360”, accrued from and including the 20th day of the previous month to but excluding the 20th day of the current month (or, in the case of the first payment date, from and including the closing date to but excluding the 20th day of the following month).

This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each payment date for each class of notes will be the product of:

•	the applicable outstanding principal balance of such note;

•	the applicable interest rate of such note; and

•	in the case of the A-1 notes, the actual number of days in the interest accrual period (or, in the case of the first payment date, 28 days) divided by 360; and, in the case of the other classes of notes, 30 (or, in the case of the first payment date, 28 days) divided by 360.

For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Interest”.

Sequential Principal Payments

The issuer will pay principal sequentially to the earliest maturing class of notes then outstanding until such class is paid in full.

For a more detailed description of the payment of principal, you should refer to the sections of this prospectus supplement entitled “Description of the Notes—Payments of Principal”.

Subordination

The Class B notes are subordinated to the Class A notes. See “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement.

Optional Redemption

The servicer has the option to purchase the receivables on any payment date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date at a price equal to the lesser of (1) the fair market value of the receivables and (2) the aggregate principal balance of the receivables plus accrued and unpaid interest on the notes through the redemption date. The proceeds from the redemption must be at least sufficient to fully repay all unpaid interest on and principal of the notes in order for it to be exercised. The issuer will apply such payment to the redemption of the notes in full.

It is expected that at the time this redemption option becomes available to the servicer only the Class A-4 notes and Class B notes will be outstanding.

Material Federal Income Tax Consequences

Mayer, Brown, Rowe & Maw LLP, special federal tax counsel to the seller, is of the opinion that, for United States federal income tax purposes, the notes will be treated as debt. Mayer, Brown, Rowe & Maw LLP is also of the opinion that the issuer will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

We suggest that you and your tax advisors review the information under the caption “Material Federal Income Tax Consequences” in this prospectus supplement and the prospectus.

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

ERISA Considerations

Subject to the restrictions discussed in “ERISA Considerations”, the notes may be purchased by employee benefit plans and accounts if certain conditions are satisfied.

See “ERISA Considerations” in this prospectus supplement and the accompanying prospectus.

Legal Investment

The Class A-1 notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.

No Listing of the Securities

The securities will not be listed on any national securities exchange. See “Risk Factors—The absence of a secondary market could limit your ability to resell your securities” in the accompanying prospectus.

Registration, Clearance and Settlement

DTC/Clearstream/Euroclear.

Risk Factor

You should consider the principal risks of an investment in the notes set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus.

Ratings

It is a condition to the issuance of the notes that the:

•	Class A-1 notes be rated A-1+/P-1/R-1(h) or their equivalent by at least two nationally recognized rating agencies;

•	Class A-2 notes, Class A-3 notes and Class A-4 notes be rated at least AAA/Aaa/AAA or their equivalent by at least two nationally recognized rating agencies; and

•	Class B notes be rated A/A(h) or their equivalent by at least two nationally recognized rating agencies.

A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor.

STRUCTURAL SUMMARY

This summary briefly describes certain major structural components of the issuer. To fully understand the terms of the issuer, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Transfer of Receivables and Application of Proceeds

The seller will purchase the receivables, and thereafter will sell the receivables to the issuer on the closing date with an aggregate principal balance which is expected to be approximately $650,000,000 as of the cutoff date.

Cutoff Dates

The statistical cutoff date for the pool of receivables will be the close of business on October 24, 2005. The cutoff date for the pool of receivables will be the close of business on November 4, 2005.

Property of the Issuer

The property of the issuer will include the following:

•	the receivables and the collections on the receivables after the cutoff date;

•	security interests in the vehicles financed by the receivables;

•	amounts on deposit in the accounts owned by the issuer and eligible investments of those accounts;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	remedies for breaches of representations and warranties made by dealers that originated the receivables; and

•	other rights under documents relating to the receivables.

The Receivables

The receivables are amounts owed by individuals under motor vehicle retail installment sale contracts to purchase new or used automobiles, including passenger cars, minivans, sport utility vehicles and trucks. All of the receivables were underwritten by the originator using its own underwriting criteria. All receivables were originated by dealers and purchased by the originator from dealers pursuant to dealer agreements.

The receivables will have the following characteristics as of the statistical cutoff date:

Aggregate Principal Balance	$657,491,173.08
Number of Receivables	43,374
Average Principal Balance	$15,158.65
Weighted Average Contract Rate	6.53%
(Range)	2.74% to 16.99%
Weighted Average Original Term months	63.03 months
(Range)	12 months to 75 months
Weighted Average Remaining Term months	53.91 months
(Range)	6 months to 74 months
Percentage of Initial Pool Balance for New/Used Vehicles	42.91%/57.09%

Priority of Payments

From the collections on the receivables during the prior calendar month and in the event of a shortfall in meeting the payments described in clauses (1) through (6) below, amounts withdrawn from the reserve account, the issuer will pay the following amounts on each payment date in the following order of priority:

(1) Servicer Advance—to the servicer, amounts advanced into the collection account in respect of interest on delinquent receivables;

(2) Servicing Fee—to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods;

(3) Class A Note Interest—to Class A noteholders, the accrued Class A note interest;

(4) First Allocation of Principal—to the principal distribution account, the “first priority principal distribution amount”, which will generally be the amount, if any, equal to the excess of (a) the principal balances of the Class A notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes on such preceding payment date) over (b) the principal balance of the receivables at the end of the collection period preceding such payment date (and on the final scheduled payment date for the Class A notes, will be equal to the outstanding principal balance of the Class A notes);

(5) Class B Note Interest—to the Class B noteholders, the accrued Class B note interest;

(6) Regular Principal Allocation—to the principal distribution account, the “regular principal distribution amount”, which will generally be the amount, if any, equal to the excess of (a) the principal balances of the Class A notes and the Class B notes as of the preceding payment date (after giving effect to any principal payments made on the notes on such preceding payment date) over (b) the principal balance of the receivables at the end of the collection period preceding such payment date (and on the final scheduled payment date for the Class B notes, will be equal to the outstanding principal balance of the Class B notes);

provided, that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clause (4) above;

(7) Reserve Account Deposit—to the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the required balance; and

(8) to the certificateholder, any amounts remaining in the collection account.

Distributions from the Principal Distribution Account

From deposits made to the principal distribution account, the issuer will pay principal on the notes in the following order of priority:

•	to the Class A-1 notes until they are paid in full;

•	to the Class A-2 notes until they are paid in full;

•	to the Class A-3 notes until they are paid in full;

•	to the Class A-4 notes until they are paid in full; and

•	to the Class B notes until they are paid in full.

For a more detailed description of the priority of distributions and the allocation of funds on each payment date, you should refer to “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement.

Change in Priority of Payment upon Certain Events of Default

The order of priority for distributions will change following the occurrence of:

•	a default for five days or more in the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes;

•	a default in the payment of principal of any note when due which has resulted in an acceleration of the notes;

•	a default in the observance or performance of any material covenant or agreement or representation or warranty of the issuer made in the indenture, which remains uncured and has resulted in the liquidation of the issuer; or

•	an insolvency or a bankruptcy with respect to the issuer which has resulted in an acceleration of the notes.

Following the occurrence of the preceding events, the issuer will make no distributions of principal or interest on the Class A notes until the indenture trustee has been paid all amounts due and unpaid under the indenture (such amounts not to exceed $200,000) and the servicer has been reimbursed any amounts advanced into the collection account in respect of interest on delinquent receivables and paid the servicing fee and all unpaid servicing fees from prior collection periods, and the issuer will make no distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes. In addition, payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes. Amounts available for the foregoing payments and distributions shall be net of liquidation and other costs associated with the sale of the trust property.

For a more detailed description of the events of default and the rights of investors in such circumstances, you should refer to “Description of the Notes—The Indenture—Events of Default” and “Description of the Notes—The Indenture—Rights Upon Event of Default” in this prospectus supplement. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to “Description of the Notes—The Indenture—Priority of Payments May Change Upon an Event of Default” in this prospectus supplement.

Servicing Fee

On each payment date, the issuer will pay M&I Bank, as servicer, a servicing fee equal to the product of (i) one-twelfth, (ii) 0.50% and (iii) the pool balance as of the open of business on the first day of the related collection period, provided, however, for the December 2005 payment date, the servicer shall be paid $234,722.22.

Credit Enhancement

The credit enhancement provides protection for the Class A notes and the Class B notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any excess interest, by withdrawals from the reserve account and by allocation of available cash flow to the more senior classes of notes prior to more subordinate classes.

The credit enhancement for the notes will be as follows:

Class A Notes	Subordination of the Class B notes, the reserve account and excess interest; and

Class B Notes	The reserve account and excess interest.

“Excess Interest” generally means, for any payment date, (a) the sum of funds available to pay interest on any payment date over (b) the amount necessary to pay servicing fees and to make interest payments on the notes.

Subordination of Principal and Interest

As long as the Class A notes remain outstanding:

•	payments of interest on the Class B notes will be subordinated to payments of interest on the Class A notes; and

•	payments of principal on the Class B notes will be subordinated to payments of interest and principal on the Class A notes.

For a more detailed discussion of the subordination of the notes and the priority of distributions, including changes after certain events of default, you should refer to “Descriptions of the Notes—The Indenture” and “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement.

Reserve Account

On the closing date, the seller will deposit approximately $8,125,000 to the reserve account for the benefit of the issuer, which will be 1.25% of the aggregate principal balance of the receivables as of the cutoff date.

On or before each payment date, if collections on the receivables are insufficient to meet the first six clauses listed in “Priority of Payments”, the indenture trustee will withdraw funds from the reserve account to pay such amounts.

Generally, the balance required to be on deposit in the reserve account will be equal to 1.25% of the sum of the aggregate principal balance of the receivables as of the cutoff date.

On each payment date, the issuer will distribute funds on deposit in the reserve account (other than interest income and earnings) in excess of the required balance, along with other collections on the receivables, in accordance with the “Priority of Payments” above.

On each payment date, the issuer will deposit into the reserve account, to the extent necessary to cause the amount on deposit in the reserve account to equal the required balance, any collections on the receivables remaining after the first six clauses listed in “Priority of Payments” above are satisfied.

For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to “Description of the Sale and Servicing Agreement—Reserve Account” in this prospectus supplement.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors specified under the heading “Risk Factors” beginning on page 3 of the prospectus, which are the principal risks of an investment in the notes.

Your yield to maturity may be reduced by prepayments	The pre-tax yield to maturity is uncertain and will depend on a number of factors, including the following:

•   The rate of return of principal is uncertain.    The amount of distributions of principal of the notes and the time when you receive those distributions depends on the amount and the times at which borrowers make principal payments on the receivables. The rate of prepayments of the receivables may be influenced by a variety of economic, social and other factors. In addition, the servicer may be obligated to purchase receivables from the issuer if a representation, warranty or covenant is breached. A higher than anticipated rate of prepayments of the receivables will reduce the aggregate principal balance of the notes more quickly than expected and thereby reduce anticipated aggregate interest payments on the notes.

•   You may be unable to reinvest distributions in comparable investments.    You alone will bear any reinvestment risks resulting from a faster or slower incidence of repayment of the notes. Such reinvestment risks include the risk that interest rates may be lower at the time you received payments from the issuer than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

•   An early termination will shorten the life of your investment, which may reduce your yield to maturity.    If the receivables are sold upon exercise of the servicer’s optional termination, you will receive the principal amount of your notes plus accrued interest through the related interest accrual period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at a premium, your yield to maturity will be lower than it would have been if the optional termination had not been exercised.

You should consider that in the case of notes purchased at a discount, a slower than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield. You should also consider that in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

If you own Class B notes, you are subject to greater credit risk because the Class B notes are subordinate to the Class A notes	The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinate, to the extent described below, to payments of interest and principal on the Class A notes.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer and interest payments on the Class A notes. Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes. No principal will be paid on the Class B notes until the Class A notes have been paid in full.

For a more detailed description of such principal payment circumstances, see “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement. The payment sequence changes, however, following some events of default under the indenture.

Payment priorities and subordination features increase risk of loss or delay in payment to some classes of notes	Based on the priorities described in this prospectus supplement under “Description of the Notes—Payment of Principal”, classes of notes that receive payments, particularly principal payments, prior to other classes will be repaid more rapidly than the other classes, and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any payment date. In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under “—The occurrence of an event of default under the indenture may delay payments on the Class B Notes”, the subordination of certain classes of notes will increase after an event of default occurs, resulting in an even more pronounced effect on payments.

As a result, the yields of the later maturing classes of Class A notes will be sensitive, and the yields of the Class B notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Your notes may not be repaid on their final scheduled payment date	It is expected that final payment of each class of notes will occur on or prior to the respective final scheduled payment dates. Failure to make final payment of any class of notes on or prior to the respective final scheduled payment dates would constitute an event of default under the indenture. However, no assurance can be given that sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled payment date. If sufficient funds are not available, final payment of any class of notes could occur later than the final scheduled payment date for that class. See “Description of the Notes—The Indenture—Rights Upon Event of Default” in this prospectus supplement.

You may suffer losses because you have limited control over actions of the issuer and conflicts between classes of notes may occur	Because the issuer has pledged the property of the issuer to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the required percentage of the controlling class—which will be the Class A notes for so long as any Class A notes are outstanding, and the Class B notes after the Class A notes have been paid in full—will, take one or more of the other actions specified in the indenture relating to the property of the issuer, including a sale of the receivables. In addition, the holders of a majority of the Class A notes, under some circumstances, have the right to waive events of servicing termination or terminate the servicer without consideration of the effect such waiver or termination would have on the holders of Class B notes. The holders of Class B notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full.

See “Description of the Transfer and Servicing Agreements—Defaults by the Servicer” in the accompanying prospectus and “—Rights Upon an Event of Servicing Termination” and “—Waiver of Past Events of Servicing Termination” in this prospectus supplement.

The failure to pay interest on the subordinated classes of notes is not an event of default	The indenture provides that failure to pay interest when due on the outstanding subordinated class of notes—for example, for so long as any of the Class A notes are outstanding, the Class B notes—will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Prepayments, potential losses and change in order of priority of principal payments may result from an event of default under the indenture	An event of default under the indenture may result in payments on the notes being accelerated. As a result:
• you may suffer losses on your notes if the assets of the issuer are insufficient to pay the amounts owed on the notes;
• payments on your notes may be delayed until more senior classes or notes are repaid; and

• your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

The occurrence of an event of default under the indenture may delay payments on the Class B notes	The issuer will not make any distributions of principal or interest on the most junior class of notes outstanding until payment in full of principal and interest on the more senior classes of notes outstanding following:

• an event of default under the indenture relating to the payment of principal on any note or the payment of interest on the controlling class of notes which has resulted in acceleration of the notes;

• an event of default under the indenture relating to an insolvency event or a bankruptcy with respect to the issuer which has resulted in an acceleration of the notes; or

• a liquidation of the issuer assets following any event of default under the indenture.

This may result in a delay or default in making payments on the Class B notes.

Subordinated noteholders may not be able to direct the indenture trustee upon an event of default under the indenture	If an event of default occurs under the indenture, in most circumstances only the holders of the controlling class of notes may waive such event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinated class or classes of notes may not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full. See “Description of the Notes—The Indenture—Rights Upon Event of Default”.

The indenture trustee may sell the receivables in an event of default	If the final schedule payment dates of the notes are accelerated following an event of default under the indenture, the indenture trustee may, under some circumstances, sell the receivables and prepay the Class A notes and Class B notes. Upon a sale of the receivables following an event of default:

• the Class A-2 noteholders, Class A-3 noteholders and Class A-4 noteholders will not receive any payments of principal until the Class A-1 notes have been paid in full; and

• no amounts will be distributed to the Class B noteholders until interest and principal due on the Class A notes has been paid in full.

So long as the Class A notes are the controlling class, the holders of the Class B notes will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

See “Description of the Notes—The Indenture—Rights Upon Event of Default” in this prospectus supplement.

You may experience reduced returns and delays on your securities resulting from changes in delinquency levels and losses	We cannot assure you that the historical levels of delinquencies and losses experienced by the servicer on its motor vehicle retail installment sale contracts portfolio will be indicative of the performance of the receivables or that similar levels will be experienced in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

The concentration of the receivables in specific geographic areas may increase your risk of loss	Economic conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuer with respect to the receivables.

As of the statistical cutoff date, the billing addresses of the obligors of the receivables were recorded as being in the following states:

Wisconsin 37.93%
Minnesota 25.05%
Michigan 13.78%

No other state, by billing addresses, constituted more than 7.79% of the principal balance of the receivables as of the statistical cutoff date.

Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

This prospectus supplement provides information regarding the receivables as of the statistical cutoff date	This prospectus supplement describes only the characteristics of the receivables as of the statistical cutoff date. The receivables will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cutoff date described in this prospectus supplement. We do not expect the characteristics of the receivables to differ materially from the receivables as of the statistical cutoff date, and each receivable must satisfy the eligibility criteria specified in the sale and servicing agreement. However, you should be aware that the receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the receivables as of the statistical cutoff date disclosed in this prospectus supplement.

Adverse events with respect to M&I Bank, the seller or any of their respective affiliates, including receivership or insolvency, could adversely affect your investment in the notes	Adverse events with respect to M&I Bank, the seller or any of their respective affiliates may reduce the market value of your notes. Certain adverse events (including receivership or insolvency) with respect to M&I Bank, the seller or any of their respective affiliates could result in servicing disruptions or an inability on the part of M&I Bank to perform its obligations under the transaction documents. If this were to occur, you may experience delays in payments or losses on your notes. In addition, in the event of a servicer termination event relating to the receivership or insolvency of the servicer, if no other servicer termination event other than such receivership or insolvency exists, the receiver for the servicer may have the power to prevent the appointment of a successor servicer.

M&I Bank intends that the transfer of receivables by M&I Bank will constitute a sale without recourse of all of its right, title and interest in and to the receivables. However, if M&I Bank were to become insolvent, a conservator or receiver may be appointed, which may be the FDIC. The FDIC, as conservator or receiver of M&I Bank, might take the position that the transfer of receivables by M&I Bank did not constitute a “sale”, but rather was a borrowing by M&I Bank from the purchaser of the receivables secured by the receivables. Although the transfer of the receivables has been structured to qualify as a “sale” by M&I Bank, if the FDIC were to refuse to recognize such transfer, payments of principal and interest on your notes could be delayed or significantly reduced and you could experience significant losses on your notes.

CAPITALIZED TERMS

The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement or in the accompanying prospectus, have the meanings set forth in the “Glossary of Terms” starting on page S-48 of this prospectus supplement.

THE ISSUER

Limited Purpose and Assets

M&I Auto Loan Trust 2005-1 (the “Issuer”), is a statutory trust formed under the laws of the State of Delaware on October 25, 2005. The Issuer will be operated pursuant to a trust agreement dated as of the Closing Date between M&I Dealer Auto Securitization, LLC (the “Seller”), as depositor, Deutsche Bank Trust Company Delaware (the “Owner Trustee”), Deutsche Bank Trust Company Americas, as certificate registrar and certificate paying agent and M&I Marshall & Ilsley Bank, as the administrator. M&I Marshall & Ilsley Bank will be the administrator (the “Administrator”) pursuant to an administration agreement dated as of the Closing Date between the Issuer, the Indenture Trustee and the Administrator. The Issuer will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Issuer, including the Receivables, and the proceeds of those assets;

•	issuing the notes and the certificate;

•	making payments on the notes and the certificate; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or are in any way connected with those activities.

If the protection provided (a) to the holders of record of the Class A notes by the subordination of the Class B notes and (b) to the noteholders by the Reserve Account and excess interest is insufficient, the Issuer would have to look principally to the obligors on the Receivables and the proceeds from the repossession and sale of the financed vehicles which secure Defaulted Receivables. In that event, various factors, such as the Issuer not having perfected security interests in the financed vehicles securing the Receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds which the Issuer can distribute to the noteholders.

See “Description of the Sale and Servicing Agreement—Distributions” and “—Reserve Account” in this prospectus supplement and “Certain Legal Aspects of the Receivables” in the accompanying prospectus.

The Issuer’s principal offices are in Delaware, in care of Deutsche Bank Trust Company Delaware, as owner trustee, at the address listed below under “—The Owner Trustee”.

Capitalization of the Issuer

The Issuer will be capitalized by the issuance of the notes and the certificate. The following table illustrates the approximate capitalization of the Issuer as of the Cutoff Date, as if the issuance and sale of the notes and certificates had taken place on such date:

Class A-1 Notes	$150,000,000
Class A-2 Notes	$178,000,000
Class A-3 Notes	$175,000,000
Class A-4 Notes	$125,060,000
Class B Notes	$21,940,000

Total	$650,000,000

The Owner Trustee

Deutsche Bank Trust Company Delaware (the “Owner Trustee”) is the owner trustee under the trust agreement. Deutsche Bank Trust Company Delaware is a Delaware banking corporation and its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805. The Owner Trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the Owner Trustee set forth in the trust agreement. The Originator, the Servicer, the Seller and their affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

The Indenture Trustee

JPMorgan Chase Bank, N.A. is the indenture trustee (the “Indenture Trustee”) under the Indenture. JPMorgan is a national banking association organized under the laws of the United States and its principal offices are located at 600 Travis, 9th Floor, Houston, TX 77002. The Indenture Trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the Indenture Trustee set forth in the Indenture. The Originator, the Servicer, the Seller and their affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

THE TRUST PROPERTY

The notes will be collateralized by the trust property. The “Trust Property” will include the “Receivables”, which were originated by dealers and purchased by the Originator pursuant to dealer agreements with those dealers. On the Closing Date, the Seller will buy the Receivables originated by the Originator and the Seller will sell the Receivables to the Issuer. The Servicer will service the Receivables. The Trust Property also includes:

•	all monies received under the Receivables after the Cutoff Date;

•	security interests in the financed vehicles and any other property securing the Receivables;

•	the rights of the Originator to receive proceeds from claims under insurance policies relating to the related obligors and financed vehicles;

•	the rights of the Originator to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the financed vehicles or the retail purchasers of, or other persons owing payments on, the financed vehicles;

•	such amounts as from time to time may be held in the Collection Account and the Principal Distribution Account established and maintained by the Servicer pursuant to the Sale and Servicing Agreement;

•	the rights of the Issuer under the Sale and Servicing Agreement and the other transaction documents, including the right to cause the Servicer to purchase Nonconforming Receivables;

•	all right, title and interest of the Originator, other than with respect to any dealer commission, with respect to the Receivables under the related dealer agreements; and

•	all proceeds of any and all of the foregoing.

The Reserve Account will be established and maintained in the name of the Indenture Trustee for the benefit of the noteholders, the Issuer and certificateholder pursuant to the Indenture and the Sale and Servicing Agreement.

THE RECEIVABLES POOL

Pool Composition

The Receivables purchased by the Issuer were selected from the Originator’s portfolio by several criteria, including, as of the statistical Cutoff Date, the following:

•	each Receivable is a simple interest receivable, as described under “The Receivables Pools” in the accompanying prospectus;

•	each Receivable has a principal balance greater than or equal to $500;

•	each Receivable has a contract rate of no less than 2.50%;

•	each Receivable has an original term to maturity of not more than 75 months and not less than 12 months and each Receivable has a remaining term to maturity of 6 months or more as of the Cutoff Date;

•	each Receivable is not more than 29 days contractually past due as of the Cutoff Date; and

•	satisfies the other criteria set forth under “The Receivables Pools” in the accompanying prospectus.

The statistical distribution of the characteristics of the pool of Receivables as of the Cutoff Date will vary somewhat from the statistical distribution of those characteristics as of the statistical Cutoff Date illustrated below.

The Originator considers an account past due if an amount in excess of $20.00 on any payment due on a due date is not received by that due date.

No selection procedures believed to be materially adverse to the noteholders were used in selecting the Receivables.

The composition, distribution by remaining term, distribution by contract rate, geographic distribution and distribution by principal balance, in each case of the Receivables, as of the statistical Cutoff Date are set forth in the tables below. The percentages in the following tables may not add to 100% due to rounding.

Composition of the Receivables

Total
Aggregate Principal Balance	$657,491,173.08
Number of Receivables	43,374
Average Principal Balance	$15,158.65
Weighted Average Contract Rate	6.53%
Contract Rate (Range)	2.74% to 16.99%
Weighted Average Original Term	63.03 months
Original Term (Range)	12 months to 75 months
Weighted Average Remaining Term	53.91 months
Remaining Term (Range)	6 months to 74 months
Percentage of Initial Pool Balance for New/Used Vehicles	42.91%/57.09%

Distribution by Contract Rate of the Receivables

as of the Statistical Cutoff Date

Contract Rate (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
2.74% – 3.00%	206	$2,123,130.16	0.32%
3.01% – 3.50%	582	7,441,185.27	1.13
3.51% – 4.00%	2,348	31,906,507.81	4.85
4.01% – 4.50%	2,227	30,991,936.91	4.71
4.51% – 5.00%	4,998	70,683,415.01	10.75
5.01% – 5.50%	3,834	59,134,197.88	8.99
5.51% – 6.00%	5,928	92,900,066.44	14.13
6.01% – 6.50%	3,852	63,991,826.36	9.73
6.51% – 7.00%	5,403	87,605,256.18	13.32
7.01% – 7.50%	2,841	47,839,794.78	7.28
7.51% – 8.00%	3,573	56,879,748.30	8.65
8.01% – 8.50%	1,714	26,799,999.48	4.08
8.51% – 9.00%	1,889	28,002,009.86	4.26
9.01% – 9.50%	870	12,095,236.83	1.84
9.51% – 10.00%	1,006	13,375,590.75	2.03
10.01% – 10.50%	424	5,941,378.97	0.90
10.51% – 11.00%	499	6,103,042.26	0.93
11.01% – 11.50%	264	3,203,651.75	0.49
11.51% – 12.00%	342	3,788,614.83	0.58
12.01% – 12.50%	198	2,253,324.06	0.34
12.51% – 13.00%	137	1,729,196.59	0.26
13.01% – 13.50%	76	901,514.38	0.14
13.51% – 14.00%	73	888,904.59	0.14
14.01% – 14.50%	47	515,267.34	0.08
14.51% – 15.00%	15	165,920.41	0.03
15.01% – 15.50%	6	71,773.73	0.01
15.51% – 16.00%	10	81,768.95	0.01
16.01% – 16.50%	6	30,969.66	0.00
16.51% – 17.00%	6	45,943.54	0.01

Total	43,374	$657,491,173.08	100.00%

Distribution by Remaining Term of the Receivables

as of the Statistical Cutoff Date

Remaining Term (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
6 to 12 months	122	$381,900.39	0.06%
13 to 24 months	1,293	7,744,361.70	1.18
25 to 36 months	3,658	33,037,589.90	5.02
37 to 48 months	13,192	166,536,634.45	25.33
49 to 60 months	16,293	265,148,634.34	40.33
61 to 74 months	8,816	184,642,052.30	28.08

Total	43,374	$657,491,173.08	100.00%

Geographic Distribution of the Receivables

as of the Statistical Cutoff Date

State	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
Wisconsin	17,545	$249,388,742.96	37.93%
Minnesota	10,742	164,694,124.32	25.05
Michigan	5,793	90,632,891.80	13.78
Arizona	2,765	51,205,673.24	7.79
Iowa	2,450	37,513,270.95	5.71
North Dakota	1,781	28,434,535.89	4.32
Illinois	1,587	24,630,982.77	3.75
Indiana	494	7,434,974.78	1.13
Other	217	3,555,976.37	0.54

Total	43,374	$657,491,173.08	100.00%

•	Numbers by state are based on billing address of the obligors as of the statistical Cutoff Date, which may differ from the state of origination of the Receivable.

•	“All Others” includes 32 other states, none of which have Receivables in excess of 0.13% of the aggregate principal balance of the Receivables as of the statistical Cutoff Date.

Distribution by Remaining Principal Balance of the Receivables

as of the Statistical Cutoff Date

Remaining Principal Balance (Range)	Number of Receivables	Aggregate Principal Balance	Percentage of Initial Pool Balance
$500 to $5,000.00	2,187	$8,033,264.45	1.22%
$5,000.01 to $10,000.00	9,516	74,162,173.12	11.28
$10,000.01 to $15,000.00	12,567	156,571,418.71	23.81
$15,000.01 to $20,000.00	9,267	160,624,039.82	24.43
$20,000.01 to $25,000.00	5,272	117,043,542.99	17.80
$25,000.01 to $30,000.00	2,571	69,970,665.35	10.64
$30,000.01 to $35,000.00	1,154	37,121,771.17	5.65
$35,000.01 to $40,000.00	524	19,438,024.48	2.96
$40,000.01 to $45,000.00	186	7,819,422.44	1.19
$45,000.01 to $50,000.00	68	3,220,201.24	0.49
$50,000.01 to $55,000.00	35	1,822,627.85	0.28
$55,000.01 to $60,000.00	17	966,661.14	0.15
$60,000.01 to $65,000.00	3	187,503.36	0.03
$65,000.01 to $70,000.00	3	202,402.00	0.03
$70,000.01 and greater	4	307,454.96	0.05

Total	43,374	$657,491,173.08	100.00%

Purchase of Nonconforming Receivables

A Receivable will be removed from the pool of Receivables if it is discovered that the Receivable is a Nonconforming Receivable. The obligation of the Servicer to purchase any Nonconforming Receivable and other related items of the Issuer Property and to remit the purchase price to the Collection Account with respect to a Nonconforming Receivable will be the sole remedy with respect to any Nonconforming Receivables, except for the indemnification provisions expressly set forth in the Indenture, the Sale and Servicing Agreement, and the Purchase Agreement.

“Nonconforming Receivable” means a Receivable with respect to which it is determined, at any time, that the Servicer breached one or more of the applicable representations or warranties regarding eligibility of such Receivable and such breach materially and adversely affects the interests of the Issuer and the holders in any Receivables unless such breach has been waived.

MATURITY AND PREPAYMENT CONSIDERATIONS

Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under “Weighted Average Life of the Securities” in the accompanying prospectus. In addition, no principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default under the Indenture:

•	on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes until the Class A-1 notes have been paid in full, and thereafter principal payments will be made on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, sequentially, until the Class A notes have been paid in full (except in the circumstances described under “Description of the Notes—The Indenture—Priority of Payments May Change Upon an Event of Default Under the Indenture”, in which case the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be paid ratably); and

•	on the Class B notes until the Class A notes have been paid in full.

As the rate of payment of principal on each class of notes depends on the rate of payment, including prepayments, of the principal balance of the Receivables, final payment of any class of notes could occur significantly earlier than its respective Final Scheduled Payment Date. Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders.

See “Risk Factors—Your yield to maturity may be reduced by prepayments”, “Risk Factors—Your Notes may not be repaid on their final scheduled payment date” and “Risk Factors—Payment priorities and subordination features increase risk of loss or delay in payment to some classes of Notes” for a discussion of Maturity and Prepayment Considerations.

Also see “The Receivables Pool” in this prospectus supplement and “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in the accompanying prospectus.

Weighted Average Life of the Notes

Prepayments on automotive Receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of Receivables in a pool of Receivables. ABS further assumes that all the Receivables are the same size and amortize at the same rate and that each Receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of Receivables originally containing 10,000 Receivables, a 1% ABS rate means that 100 Receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of Receivables, including the Receivables to be transferred to the Issuer.

The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” has been prepared on the basis of the characteristics of the Receivables. The ABS tables assumes that:

•	the Receivables prepay in full at the specified constant ABS percentage monthly, with no defaults, losses or purchases;

•	the notes will receive 28 days of interest on the first Payment Date;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days;

•	payments on the notes are made on each Payment Date—and each such date is assumed to be the 20th day of each applicable month;

•	the balance in the Reserve Account on each Payment Date is equal to the Specified Reserve Account Balance;

•	the Servicer does not exercise its option to repurchase the Receivables described in “Description of the Sale and Servicing Agreement—Optional Redemption” except for the purposes of determining the Weighted Average Life to Call of the Class A-4 and Class B notes; and

•	the “Closing Date” is November 22, 2005.

The ABS tables set forth the percent of the initial principal amount of each class of notes and the corresponding weighted average lives thereof at various constant ABS percentages.

The ABS tables also assumes that the Receivables have been aggregated into 6 hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the 6 pools, which is similar to its principal balance and equal to its original term to maturity and remaining term to maturity as of the statistical Cutoff Date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

Hypothetical Receivables Pools

Pool	Assumed Principal Balance	Contract Rate	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1	$377,549.18	5.521%	22	8
2	7,656,125.76	5.269	34	19
3	32,661,173.74	5.599	44	31
4	164,639,187.30	5.403	58	43
5	262,127,644.26	6.526	63	55
6	182,538,319.76	7.769	71	67

The actual balance, characteristics and performance of the Receivables that are to be transferred to the Issuer on the Cutoff Date will differ from the assumptions used in constructing the ABS tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the 6 hypothetical pools could produce slower or faster principal distributions than indicated in the ABS tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables to be transferred to the Issuer, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Balance at Various ABS Percentages

Class A-1 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2005	90.32	87.86	85.12	83.94	82.05	78.55
January 20, 2006	80.67	75.84	70.48	68.15	64.44	57.57
February 20, 2006	71.07	63.96	56.06	52.64	47.18	37.07
March 20, 2006	61.50	52.20	41.87	37.40	30.26	17.04
April 20, 2006	51.98	40.58	27.92	22.43	13.69	—
May 20, 2006	42.50	29.09	14.20	7.75	—	—
June 20, 2006	33.06	17.73	0.71	—	—	—
July 20, 2006	23.67	6.51	—	—	—	—
August 20, 2006	14.34	—	—	—	—	—
September 20, 2006	5.06	—	—	—	—	—
October 20, 2006	—	—	—	—	—	—
November 20, 2006	—	—	—	—	—	—
December 20, 2006	—	—	—	—	—	—
January 20, 2007	—	—	—	—	—	—
February 20, 2007	—	—	—	—	—	—
March 20, 2007	—	—	—	—	—	—
April 20, 2007	—	—	—	—	—	—
May 20, 2007	—	—	—	—	—	—
June 20, 2007	—	—	—	—	—	—
July 20, 2007	—	—	—	—	—	—
August 20, 2007	—	—	—	—	—	—
September 20, 2007	—	—	—	—	—	—
October 20, 2007	—	—	—	—	—	—
November 20, 2007	—	—	—	—	—	—
December 20, 2007	—	—	—	—	—	—
January 20, 2008	—	—	—	—	—	—
February 20, 2008	—	—	—	—	—	—
March 20, 2008	—	—	—	—	—	—
April 20, 2008	—	—	—	—	—	—
May 20, 2008	—	—	—	—	—	—
June 20, 2008	—	—	—	—	—	—
July 20, 2008	—	—	—	—	—	—
August 20, 2008	—	—	—	—	—	—
September 20, 2008	—	—	—	—	—	—
October 20, 2008	—	—	—	—	—	—
November 20, 2008	—	—	—	—	—	—
December 20, 2008	—	—	—	—	—	—
January 20, 2009	—	—	—	—	—	—
February 20, 2009	—	—	—	—	—	—
March 20, 2009	—	—	—	—	—	—
April 20, 2009	—	—	—	—	—	—
May 20, 2009	—	—	—	—	—	—
June 20, 2009	—	—	—	—	—	—
July 20, 2009	—	—	—	—	—	—
August 20, 2009	—	—	—	—	—	—
September 20, 2009	—	—	—	—	—	—
October 20, 2009	—	—	—	—	—	—

Class A-1 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
November 20, 2009	—	—	—	—	—	—
December 20, 2009	—	—	—	—	—	—
January 20, 2010	—	—	—	—	—	—
February 20, 2010	—	—	—	—	—	—
March 20, 2010	—	—	—	—	—	—
April 20, 2010	—	—	—	—	—	—
May 20, 2010	—	—	—	—	—	—
June 20, 2010	—	—	—	—	—	—
July 20, 2010	—	—	—	—	—	—
August 20, 2010	—	—	—	—	—	—
September 20, 2010	—	—	—	—	—	—
October 20, 2010	—	—	—	—	—	—
November 20, 2010	—	—	—	—	—	—
December 20, 2010	—	—	—	—	—	—
January 20, 2011	—	—	—	—	—	—
February 20, 2011	—	—	—	—	—	—
March 20, 2011	—	—	—	—	—	—
April 20, 2011	—	—	—	—	—	—
May 20, 2011	—	—	—	—	—	—
June 20, 2011	—	—	—	—	—	—

Weighted Average Life(1)	0.47	0.39	0.32	0.30	0.28	0.24

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-2 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2005	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2006	100.00	100.00	100.00	100.00	100.00	97.90
May 20, 2006	100.00	100.00	100.00	100.00	97.87	81.84
June 20, 2006	100.00	100.00	100.00	94.40	84.51	66.20
July 20, 2006	100.00	100.00	89.44	82.50	71.44	50.98
August 20, 2006	100.00	96.17	78.50	70.87	58.70	36.19
September 20, 2006	100.00	86.96	67.77	59.48	46.26	21.83
October 20, 2006	96.48	77.87	57.24	48.33	34.13	7.89
November 20, 2006	88.74	68.90	46.92	37.43	22.31	—
December 20, 2006	81.03	60.05	36.81	26.78	10.80	—
January 20, 2007	73.36	51.32	26.91	16.37	—	—
February 20, 2007	65.72	42.70	17.22	6.23	—	—
March 20, 2007	58.13	34.21	7.75	—	—	—
April 20, 2007	50.57	25.84	—	—	—	—
May 20, 2007	43.06	17.59	—	—	—	—
June 20, 2007	35.58	9.46	—	—	—	—
July 20, 2007	28.36	1.64	—	—	—	—
August 20, 2007	21.17	—	—	—	—	—
September 20, 2007	14.02	—	—	—	—	—
October 20, 2007	6.91	—	—	—	—	—
November 20, 2007	—	—	—	—	—	—
December 20, 2007	—	—	—	—	—	—
January 20, 2008	—	—	—	—	—	—
February 20, 2008	—	—	—	—	—	—
March 20, 2008	—	—	—	—	—	—
April 20, 2008	—	—	—	—	—	—
May 20, 2008	—	—	—	—	—	—
June 20, 2008	—	—	—	—	—	—
July 20, 2008	—	—	—	—	—	—
August 20, 2008	—	—	—	—	—	—
September 20, 2008	—	—	—	—	—	—
October 20, 2008	—	—	—	—	—	—
November 20, 2008	—	—	—	—	—	—
December 20, 2008	—	—	—	—	—	—
January 20, 2009	—	—	—	—	—	—
February 20, 2009	—	—	—	—	—	—
March 20, 2009	—	—	—	—	—	—
April 20, 2009	—	—	—	—	—	—
May 20, 2009	—	—	—	—	—	—
June 20, 2009	—	—	—	—	—	—
July 20, 2009	—	—	—	—	—	—
August 20, 2009	—	—	—	—	—	—
September 20, 2009	—	—	—	—	—	—
October 20, 2009	—	—	—	—	—	—

Class A-2 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
November 20, 2009	—	—	—	—	—	—
December 20, 2009	—	—	—	—	—	—
January 20, 2010	—	—	—	—	—	—
February 20, 2010	—	—	—	—	—	—
March 20, 2010	—	—	—	—	—	—
April 20, 2010	—	—	—	—	—	—
May 20, 2010	—	—	—	—	—	—
June 20, 2010	—	—	—	—	—	—
July 20, 2010	—	—	—	—	—	—
August 20, 2010	—	—	—	—	—	—
September 20, 2010	—	—	—	—	—	—
October 20, 2010	—	—	—	—	—	—
November 20, 2010	—	—	—	—	—	—
December 20, 2010	—	—	—	—	—	—
January 20, 2011	—	—	—	—	—	—
February 20, 2011	—	—	—	—	—	—
March 20, 2011	—	—	—	—	—	—
April 20, 2011	—	—	—	—	—	—
May 20, 2011	—	—	—	—	—	—
June 20, 2011	—	—	—	—	—	—

Weighted Average Life(1)	1.46	1.22	1.02	0.95	0.85	0.71

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-3 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2005	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
July 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
August 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
September 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
October 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2006	100.00	100.00	100.00	100.00	100.00	94.29
December 20, 2006	100.00	100.00	100.00	100.00	100.00	80.99
January 20, 2007	100.00	100.00	100.00	100.00	99.60	68.13
February 20, 2007	100.00	100.00	100.00	100.00	88.54	55.72
March 20, 2007	100.00	100.00	100.00	96.27	77.80	43.75
April 20, 2007	100.00	100.00	98.46	86.46	67.39	32.24
May 20, 2007	100.00	100.00	89.26	76.92	57.31	21.19
June 20, 2007	100.00	100.00	80.29	67.64	47.56	10.60
July 20, 2007	100.00	100.00	71.68	58.77	38.25	0.52
August 20, 2007	100.00	93.84	63.30	50.15	29.27	—
September 20, 2007	100.00	86.14	55.13	41.79	20.61	—
October 20, 2007	100.00	78.56	47.18	33.69	12.29	—
November 20, 2007	99.84	71.10	39.46	25.86	4.29	—
December 20, 2007	92.69	63.78	31.96	18.29	—	—
January 20, 2008	85.59	56.58	24.69	11.00	—	—
February 20, 2008	78.52	49.51	17.65	3.98	—	—
March 20, 2008	71.50	42.58	10.84	—	—	—
April 20, 2008	64.52	35.77	4.26	—	—	—
May 20, 2008	57.58	29.10	—	—	—	—
June 20, 2008	50.69	22.56	—	—	—	—
July 20, 2008	44.38	16.57	—	—	—	—
August 20, 2008	38.11	10.70	—	—	—	—
September 20, 2008	31.88	4.96	—	—	—	—
October 20, 2008	25.69	—	—	—	—	—
November 20, 2008	19.54	—	—	—	—	—
December 20, 2008	13.43	—	—	—	—	—
January 20, 2009	7.36	—	—	—	—	—
February 20, 2009	1.34	—	—	—	—	—
March 20, 2009	—	—	—	—	—	—
April 20, 2009	—	—	—	—	—	—
May 20, 2009	—	—	—	—	—	—
June 20, 2009	—	—	—	—	—	—
July 20, 2009	—	—	—	—	—	—
August 20, 2009	—	—	—	—	—	—
September 20, 2009	—	—	—	—	—	—
October 20, 2009	—	—	—	—	—	—

Class A-3 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
November 20, 2009	—	—	—	—	—	—
December 20, 2009	—	—	—	—	—	—
January 20, 2010	—	—	—	—	—	—
February 20, 2010	—	—	—	—	—	—
March 20, 2010	—	—	—	—	—	—
April 20, 2010	—	—	—	—	—	—
May 20, 2010	—	—	—	—	—	—
June 20, 2010	—	—	—	—	—	—
July 20, 2010	—	—	—	—	—	—
August 20, 2010	—	—	—	—	—	—
September 20, 2010	—	—	—	—	—	—
October 20, 2010	—	—	—	—	—	—
November 20, 2010	—	—	—	—	—	—
December 20, 2010	—	—	—	—	—	—
January 20, 2011	—	—	—	—	—	—
February 20, 2011	—	—	—	—	—	—
March 20, 2011	—	—	—	—	—	—
April 20, 2011	—	—	—	—	—	—
May 20, 2011	—	—	—	—	—	—
June 20, 2011	—	—	—	—	—	—

Weighted Average Life(1)	2.65	2.30	1.94	1.80	1.61	1.33

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class A-4 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2005	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
July 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
August 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
September 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
October 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
July 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
August 20, 2007	100.00	100.00	100.00	100.00	100.00	87.25
September 20, 2007	100.00	100.00	100.00	100.00	100.00	74.40
October 20, 2007	100.00	100.00	100.00	100.00	100.00	62.19
November 20, 2007	100.00	100.00	100.00	100.00	100.00	50.63
December 20, 2007	100.00	100.00	100.00	100.00	95.29	39.71
January 20, 2008	100.00	100.00	100.00	100.00	85.04	31.65
February 20, 2008	100.00	100.00	100.00	100.00	75.27	24.00
March 20, 2008	100.00	100.00	100.00	96.12	65.98	16.85
April 20, 2008	100.00	100.00	100.00	87.06	57.18	10.06
May 20, 2008	100.00	100.00	97.07	78.39	48.86	3.62
June 20, 2008	100.00	100.00	88.52	70.11	41.04	—
July 20, 2008	100.00	100.00	80.67	62.50	33.83	—
August 20, 2008	100.00	100.00	73.12	55.25	27.08	—
September 20, 2008	100.00	100.00	65.88	48.37	20.77	—
October 20, 2008	100.00	99.07	58.94	41.84	14.93	—
November 20, 2008	100.00	91.39	52.32	35.69	10.21	—
December 20, 2008	100.00	83.88	46.01	29.91	5.77	—
January 20, 2009	100.00	76.55	40.01	24.51	1.62	—
February 20, 2009	100.00	69.40	34.33	19.48	—	—
March 20, 2009	93.51	62.44	28.97	14.83	—	—
April 20, 2009	85.20	55.66	23.94	10.57	—	—
May 20, 2009	76.95	49.07	19.23	6.69	—	—
June 20, 2009	68.77	42.67	14.85	3.21	—	—
July 20, 2009	63.21	38.08	11.31	0.10	—	—
August 20, 2009	57.70	33.61	7.97	—	—	—
September 20, 2009	52.23	29.26	4.83	—	—	—
October 20, 2009	46.79	25.03	1.91	—	—	—

	Class A-4 Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
November 20, 2009	41.39	20.93	—	—	—	—
December 20, 2009	36.04	16.94	—	—	—	—
January 20, 2010	30.72	13.08	—	—	—	—
February 20, 2010	25.44	9.35	—	—	—	—
March 20, 2010	20.20	5.74	—	—	—	—
April 20, 2010	15.01	2.26	—	—	—	—
May 20, 2010	9.86	—	—	—	—	—
June 20, 2010	4.75	—	—	—	—	—
July 20, 2010	2.81	—	—	—	—	—
August 20, 2010	0.89	—	—	—	—	—
September 20, 2010	—	—	—	—	—	—
October 20, 2010	—	—	—	—	—	—
November 20, 2010	—	—	—	—	—	—
December 20, 2010	—	—	—	—	—	—
January 20, 2011	—	—	—	—	—	—
February 20, 2011	—	—	—	—	—	—
March 20, 2011	—	—	—	—	—	—
April 20, 2011	—	—	—	—	—	—
May 20, 2011	—	—	—	—	—	—
June 20, 2011	—	—	—	—	—	—

Weighted Average Life(1)	3.94	3.60	3.12	2.90	2.56	2.08
Weighted Average Life to Call(1)(2)	3.85	3.47	3.00	2.81	2.47	2.01
Optional Repurchase Date	Jan-10	Aug-09	Feb-09	Dec-08	Jul-08	Jan-08

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the servicer purchases the Receivables on the earliest payment date on which it is permitted to do so.

Percent of Initial Note Principal Balance at Various ABS Percentages

	Class B Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2005	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
July 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
August 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
September 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
October 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2006	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
July 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
August 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
September 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
October 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
November 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
December 20, 2007	100.00	100.00	100.00	100.00	100.00	100.00
January 20, 2008	100.00	100.00	100.00	100.00	100.00	100.00
February 20, 2008	100.00	100.00	100.00	100.00	100.00	100.00
March 20, 2008	100.00	100.00	100.00	100.00	100.00	100.00
April 20, 2008	100.00	100.00	100.00	100.00	100.00	100.00
May 20, 2008	100.00	100.00	100.00	100.00	100.00	100.00
June 20, 2008	100.00	100.00	100.00	100.00	100.00	85.91
July 20, 2008	100.00	100.00	100.00	100.00	100.00	53.24
August 20, 2008	100.00	100.00	100.00	100.00	100.00	38.91
September 20, 2008	100.00	100.00	100.00	100.00	100.00	25.26
October 20, 2008	100.00	100.00	100.00	100.00	100.00	12.28
November 20, 2008	100.00	100.00	100.00	100.00	100.00	—
December 20, 2008	100.00	100.00	100.00	100.00	100.00	—
January 20, 2009	100.00	100.00	100.00	100.00	100.00	—
February 20, 2009	100.00	100.00	100.00	100.00	87.12	—
March 20, 2009	100.00	100.00	100.00	100.00	66.67	—
April 20, 2009	100.00	100.00	100.00	100.00	47.86	—
May 20, 2009	100.00	100.00	100.00	100.00	30.71	—
June 20, 2009	100.00	100.00	100.00	100.00	22.18	—
July 20, 2009	100.00	100.00	100.00	100.00	14.21	—
August 20, 2009	100.00	100.00	100.00	84.23	6.82	—
September 20, 2009	100.00	100.00	100.00	69.29	—	—
October 20, 2009	100.00	100.00	100.00	55.75	—	—

	Class B Notes
Payment Date	0.50%	1.00%	1.50%	1.70%	2.00%	2.50%
November 20, 2009	100.00	100.00	95.39	43.63	—	—
December 20, 2009	100.00	100.00	81.12	32.93	—	—
January 20, 2010	100.00	100.00	68.08	23.67	—	—
February 20, 2010	100.00	100.00	56.28	16.22	—	—
March 20, 2010	100.00	100.00	45.72	11.26	—	—
April 20, 2010	100.00	100.00	36.41	6.81	—	—
May 20, 2010	100.00	93.79	28.37	2.86	—	—
June 20, 2010	100.00	75.43	21.61	—	—	—
July 20, 2010	100.00	67.67	17.28	—	—	—
August 20, 2010	100.00	60.17	13.39	—	—	—
September 20, 2010	94.16	52.94	9.96	—	—	—
October 20, 2010	83.36	45.96	6.98	—	—	—
November 20, 2010	72.64	39.26	4.45	—	—	—
December 20, 2010	62.00	32.82	2.39	—	—	—
January 20, 2011	51.45	26.65	0.80	—	—	—
February 20, 2011	40.98	20.76	—	—	—	—
March 20, 2011	30.61	15.15	—	—	—	—
April 20, 2011	20.31	9.81	—	—	—	—
May 20, 2011	10.11	4.76	—	—	—	—
June 20, 2011	—	—	—	—	—	—

Weighted Average Life(1)	5.22	4.95	4.40	4.03	3.47	2.76
Weighted Average Life to Call(1)(2)	4.16	3.74	3.24	3.08	2.66	2.16
Optional Repurchase Date	Jan-10	Aug-09	Feb-09	Dec-08	Jul-08	Jan-08

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the related initial principal amount of the note.
(2)	This calculation assumes the servicer purchases the Receivables on the earliest payment date on which it is permitted to do so.

THE ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES WHICH WILL DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH. THE ACTUAL CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES TO BE TRANSFERRED TO THE ISSUER MAY DIFFER FROM THE ASSUMPTIONS.

THE ORIGINATOR AND SERVICER

M&I Dealer Finance, Inc. (“Dealer Finance”), is a wholly owned subsidiary of M&I Bank that provides regional retail vehicle financing. All of the receivables in the portfolio were originated by Dealer Finance. Dealer Finance has been originating motor vehicle retail installment sale contracts for approximately 15 years and currently originates motor vehicle retail installment sale contracts in seventeen states. This portfolio is limited to originations from the following states: Arizona, Minnesota, Iowa, Wisconsin, Michigan, Indiana, North Dakota and Illinois.

M&I Marshall & Ilsley Bank (“M&I Bank” or the “Servicer”) is a wholly owned subsidiary of Marshall & Ilsley Corporation (“M&I”), with consolidated assets as of December 31, 2004 of approximately $34.2 billion, and consolidated assets of $37.9 billion as of September 30, 2005. M&I’s bank and savings association subsidiaries provide a full range of banking services to individuals, businesses and governments through the operation of over 250 banking offices in Wisconsin, Arizona, Florida, Illinois, Minnesota, Missouri and Nevada.

Marshall & Ilsley Corporation incorporated in Wisconsin in 1959, is registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. As of December 31, 2004, M&I had consolidated total assets of approximately $40.4 billion and as of September 30, 2005, had consolidated total assets of approximately $45.0 billion. The executive offices of M&I are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number (414) 765-7801).

Delinquencies, Loss and Repossession Experience; Size of Servicing Portfolio

Set forth below is information concerning the Servicer’s historical delinquency, repossession and credit loss experience for each period indicated with respect to substantially all retail installment sales contracts secured by new and used automobiles, including passenger cars, minivans, sport/utility vehicles and light-duty trucks indirectly originated by the Originator through dealers, or consumer installment notes originated by M&I Bank or its affiliates in connection with its lease buy-out program, and serviced by the Servicer. As of September 30, 2005, the Servicer and its subsidiaries serviced approximately 104,000 retail installment sale contracts indirectly originated by the Originator through dealers or consumer installment notes originated by M&I Bank or its affiliates in connection with its lease buy-out program, consisting of new and used automobiles, including passenger car, minivan, sport/utility vehicles and light-duty truck motor vehicle retail installment sale contracts, representing an outstanding balance of approximately $1.2 billion. Although the Servicer services other retail installment sales contracts originated or purchased by M&I Bank and its affiliates, this segment of the servicing portfolio of the Servicer is excluded from the foregoing description of the serviced retail installment sales contracts and from the following tables.

Beginning in March 2005, M&I Bank or its affiliates began originating retail installment sales contracts in several states located in the southeastern portion of the United States (the “SouthEast Receivables”). None of the Receivables purchased by the Issuer in this transaction are SouthEast Receivables.

The data presented in the following tables are for illustrative purposes only. This information has been provided by the Servicer. There is no assurance that delinquency, loss and repossession experience of the Issuer with respect to the Receivables to be transferred to it will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of the Servicer’s and its affiliates’ motor vehicle retail installment sale contracts servicing portfolio. Accordingly, the delinquency, loss and repossession percentages may be higher than those shown if a group of Receivables were isolated at a period in time and the delinquency, loss and repossession data showed the activity only for that isolated group of Receivables over the periods indicated.

M&I Dealer Finance, Inc.

Delinquency Experience(1)

(Dollars in Thousands)

	At September 30,		At December 31,
	2005	2004	2004	2003	2002	2001	2000
Number of Contracts Outstanding at end of Period	104,479	103,686	102,939	90,736	70,373	55,500	43,724
Delinquencies as a Percent of Number of Contracts Outstanding at end of Period
30-59 Days	0.27%	0.24%	0.26%	0.29%	0.44%	0.40%	0.49%
60-89 Days	0.07%	0.06%	0.07%	0.07%	0.12%	0.09%	0.13%
90 Days and Over	0.05%	0.04%	0.04%	0.05%	0.08%	0.08%	0.11%
Total Delinquencies as a Percent of Contacts Outstanding at end of Period	0.40%	0.33%	0.37%	0.41%	0.64%	0.57%	0.73%

Portfolio Outstanding at end of Period	$1,230,343	$1,306,033	$1,258,168	$1,143,796	$852,261	$661,512	$505,755

Delinquencies as a Percent of Portfolio Outstanding at end of Period
30-59 Days	0.25%	0.18%	0.21%	0.20%	0.35%	0.34%	0.45%
60-89 Days	0.07%	0.05%	0.05%	0.06%	0.09%	0.10%	0.14%
90 Days and Over	0.05%	0.03%	0.03%	0.04%	0.06%	0.08%	0.08%
Total Delinquencies as a Percent of Portfolio Outstanding at end of Period	0.36%	0.26%	0.30%	0.30%	0.50%	0.52%	0.68%

(1)	Balances and percentages may not add to total due to rounding.

M&I Dealer Finance, Inc.

Repossession and Charge-Off Experience(1)

(Dollars in Thousands)

	Nine months ended September 30,		Year ended December 31,
	2005	2004	2004	2003	2002	2001	2000
Average Portfolio Outstanding During Period	$1,225,044	$1,239,820	$1,250,776	$1,026,192	$746,338	$586,756	$443,371
Average Number of Contracts Outstanding During Period	105,531	100,768	101,948	84,699	64,149	51,494	39,362
Number of Repossessions During Period	322	290	394	404	331	201	117
Repossessions as a Percentage of Average
Number of Contracts Outstanding During Period (Annualized)	0.41%	0.38%	0.39%	0.48%	0.52%	0.39%	0.30%
Gross Charge-Offs	7,767	7,159	9,187	10,514	4,002	2,638	1,157

Recoveries	3,465	4,340	6,143	8,658	1,552	853	462
Net Charge-Offs	4,302	2,818	3,043	1,856	2,450	1,785	695
Net Charge-Offs as a Percentage of Average Portfolio Outstanding (Annualized)	0.47%	0.30%	0.24%	0.18%	0.33%	0.30%	0.16%

(1)	Balances and percentages may not add to total due to rounding.

For purposes of the table above, “Gross Charge-Offs” represents the outstanding balance of contracts charged-off that are determined to be uncollectible, “Recoveries” represent amounts received on contracts charged off in the current period or any prior period net of recovery expenses and “Net Charge-Offs” are “Gross Charge-Offs” less “Recoveries”.

Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels in the economy, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

HOW YOU CAN COMPUTE YOUR PORTION OF THE

AMOUNT OUTSTANDING ON THE NOTES

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes.

How the Servicer Computes the Factor For Your Class of Notes.    The Servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the Servicer will compute with respect to such class of notes indicating the remaining aggregate principal amount of such class of notes, as of the applicable Payment Date. The Servicer will compute the factor after giving effect to payments to be made on such Payment Date, as a fraction of the initial aggregate principal amount of such class of notes.

Your Portion of the Outstanding Amount of the Notes.    For each note you own, your portion of that class of notes is the product of:

•	the original denomination of your note; and

•	the factor relating to your class of notes computed by the Servicer in the manner described above.

The Factors Described Above Will Decline as the Issuer Makes Payments on the Notes.    Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal balance of the applicable class of notes. These reductions over time will be as a result of scheduled payments, prepayments, purchases of the Receivables by the Servicer and liquidations of the Receivables.

USE OF PROCEEDS

The Seller will use the net proceeds from the issuance of the notes to:

•	purchase the Receivables; and

•	make the initial deposit to the Reserve Account.

The seller or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the Issuer, and for general purposes. Any warehouse debt may be owed to the Indenture Trustee or to one or more of the underwriters or their respective affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay warehouse debt may be paid to the underwriters, the Indenture Trustee or their respective affiliates.

DESCRIPTION OF THE NOTES

The Issuer will issue the notes under the Indenture to be dated as of the Closing Date, between the Issuer, the Servicer and the Indenture Trustee. A copy of the Indenture will be filed with the Securities and Exchange Commission after the Issuer issues the notes. The following information summarizes all material provisions of the notes and the Indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which description reference is hereby made. See “Description of the Notes” in the accompanying prospectus.

Payments of Interest

Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes set forth on the cover of this prospectus supplement and will be payable to the noteholders on each Payment Date. The Issuer will make payments to the noteholders as of each Record Date.

Calculation of Interest.    Interest will accrue during each interest accrual period and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year (or, in the case of the first Payment Date, 28 days).

•	30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (or in the case of the first Payment Date, 28 days).

•	Unpaid Interest Accrues. Interest accrued as of any Payment Date but not paid on such Payment Date will be due on the next Payment Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

The Issuer Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due.    The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any Payment Date. In that event, the holders of the Class A-1 notes, the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class’ ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the holders of the Class A notes.

Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes.    Interest on the Class B notes will not be paid on any Payment Date until interest payments on the Class A notes have been paid in full and the first priority principal distribution amount, if any, has been allocated. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any Payment Date, each of the holders of the Class B notes will receive their ratable share—based upon the total amount of interest due to the holders of such Class B notes—of the aggregate amount available to be distributed in respect of interest on the Class B notes. See “Description of the Sale and Servicing Agreement—Distributions” and “—Reserve Account” in this prospectus supplement.

Event of Default Regarding the Payment of Interest.    An Event of Default under the indenture will occur if the full amount of interest due on the Controlling Class of notes is not paid within five days of the related Payment Date. The failure to pay interest on any other class of notes within five days of the related Payment Date will not be an Event of Default.

See “Description of the Notes—The Indenture—Events of Default” and “—Rights upon an Event of Default” in this prospectus supplement.

Payments of Principal

The Issuer will pay principal on the notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described in “Description of the Sale and Servicing Agreement—Distributions” in this prospectus supplement.

Priority of Principal Repayments.    Principal payments on the notes will generally be made sequentially on each Payment Date, in the following order of priority:

•	to the Class A-1 notes until paid in full;

•	to the Class A-2 notes until paid in full;

•	to the Class A-3 notes until paid in full;

•	to the Class A-4 notes until paid in full; and

•	to the Class B notes until paid in full.

Notes Might Not Be Repaid on Their Final Scheduled Payment Date.    The principal amounts of any class of notes to the extent not previously paid will be due on the Final Scheduled Payment Date relating to that class of notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Payment Date relating to that class of notes based on a variety of factors, including those described under “Maturity and Prepayment Considerations” in this prospectus supplement and “Weighted Average Life of the Securities” in the accompanying prospectus.

Event of Default Regarding the Payment of Principal.    An Event of Default under the Indenture will occur if any principal payment on any note is not made when that payment is due and payable. See “The Indenture—Events of Defaults” and “The Indenture—Rights Upon Event of Default” in this prospectus supplement.

The Indenture

Events of Default.    The occurrence of any one of the following events shall be an Event of Default under the Indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days;

•	default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	default in the observance or performance of any material covenant or agreement of the Issuer made in the Indenture—other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in the Indenture—or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant to the Indenture or in connection with the Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days—or for such longer period as provided in the Indenture; or

•	the bankruptcy of the Issuer or the occurrence of other circumstances relating to the bankruptcy or insolvency of the Issuer, as described in the Indenture.

The amount of principal required to be paid to noteholders under the Indenture, however, generally will be limited to amounts available to be deposited in the Principal Distribution Account. Thus, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Payment Date for that class of notes.

Rights Upon Event of Default.    Upon the occurrence and continuation of any Event of Default, the Indenture Trustee or the holders of a majority in principal amount of the Controlling Class may declare all the notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

•	the Issuer has paid or deposited with the Indenture Trustee enough money to pay:

•	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

•	all sums paid or advanced by the Indenture Trustee and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

If an Event of Default has occurred, the Indenture Trustee may institute proceedings to collect amounts due on the notes or under the Indenture with respect thereto or foreclose on Trust Property, exercise remedies as a secured party or sell the Receivables. Upon the occurrence of an Event of Default relating to the payment of principal of any note or a default for five days or more in the payment of interest of any note of the Controlling Class, in each case resulting in acceleration of the notes, the Indenture Trustee may sell the Receivables without obtaining the consent of the noteholders or may elect to have the Issuer maintain possession of the Receivables and apply collections as received. However, the Indenture Trustee is prohibited from selling the related Receivables following an Event of Default relating to the bankruptcy or occurrence of other circumstances of insolvency of the Issuer, unless:

•	the holders of 100% of the Controlling Class of notes consent to such sale—excluding notes held by the Servicer or their affiliates;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale; or

•	the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of notes.

In addition, if the Event of Default relates to a default by the Issuer in observing or performing any material covenant or agreement—other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the Indenture—the Indenture Trustee is prohibited from selling the Receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

If an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the noteholders, if the Indenture Trustee reasonably believes it will not be adequately indemnified by such noteholders against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any Event of Default, except a default in the payment of principal of or interest on any of the notes or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the Issuer.

Appointment of Additional Indenture Trustees.    Under the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A notes and the Class B notes if an Event of Default occurs under the Indenture. In these circumstances, the Indenture will provide for a successor indenture trustee to be appointed for one or all of the Class A notes and Class B notes in order that there be separate indenture trustees for each of the Class A notes and the Class B notes. In general, so long as any amounts remain unpaid with respect to Class A notes:

•	only the indenture trustee for the holders of the Class A notes will have the right to exercise remedies under the Indenture; and

•	only the holders of the Class A notes will have the right to direct or consent to any action to be taken, including sale of the Receivables.

In any case, the holders of the Class B notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B notes to the Class A notes as described in this prospectus supplement. When the Class A notes are repaid in full, all rights to exercise remedies under the Indenture will transfer to the indenture trustee for the Class B notes.

If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

Priority of Payments May Change Upon an Event of Default.    Following the occurrence and during the continuation of an Event of Default described in the first, second and fourth bullet described in “—Events of Default” which has resulted in an acceleration of the notes, and upon the liquidation of the Receivables after any Event of Default the priority of payments changes. In particular, if the Indenture Trustee collects any money or property, it shall pay out such money or property, net of liquidation and other costs associated with the sale of the Trust Property, sequentially on each Payment Date, after payments to the indenture trustee of all amount due and unpaid under the indenture (such amounts not to exceed $200,000) and to the servicer for reimbursement of all outstanding Simple Interest Advances and payment of any due and unpaid servicing fees, in the following order of priority:

•	interest on the Class A notes, ratably;

•	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably, until such principal amount is paid in full;

•	interest on the Class B notes, ratably; and

•	to the principal amount of the Class B notes, ratably, until such principal amount is paid in full.

Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the Issuer will continue to pay interest and principal on the Class A notes and the Class B notes on each Payment Date in the manner set forth in “Description of the Sale and Servicing Agreement—Distributions—Priority of Payments”, until a liquidation, if any, of the Receivables.

DESCRIPTION OF THE SALE AND SERVICING AGREEMENT

We have summarized below the material terms of the Sale and Servicing Agreement. A copy of the Sale and Servicing Agreement will be filed with the SEC after we issue the notes. This summary is not a complete description of all of the provisions of the Sale and Servicing Agreement. It is subject to all of the provisions of the Sale and Servicing Agreement.

Sale and Assignment of the Receivables

You can find information about the transfer of the Receivables to the Seller and from the Seller to the Issuer on the Closing Date in the accompanying prospectus under “Description of the Transfer and Servicing Agreement—Sale and Assignment of the Receivables”.

Accounts

In general, the Servicer will be permitted to retain collections on the Receivables until two Business Days preceding any Payment Date. However, the Servicer will be required to remit collections received with respect to the Receivables no later than the second Business Day after receipt thereof to the Collection Account if there is an Event of Servicing Termination, if M&I Bank is no longer the Servicer or if one of the other conditions set forth in the Sale and Servicing Agreement is not met. See “Description of the Transfer and Servicing Agreements—Collections” in the accompanying prospectus. In addition:

•	the Servicer will establish the Collection Account and the Principal Distribution Account; and

•	the Issuer will establish and will maintain with the Indenture Trustee the Reserve Account, in the name of the Indenture Trustee on behalf of the noteholders, the Issuer and the certificateholder.

Servicing Compensation and Expenses

The Servicer will be entitled to receive a servicing fee for each Collection Period. The “Servicing Fee” will be an amount equal to the sum of (1) the product of one-twelfth of the Servicing Rate and the aggregate principal balance of the Receivables as of the first day of the related Collection Period or in the case of the first Payment Date the product of the actual number of days from, but excluding, the Cutoff Date to the end of the first Collection Period divided by 360, the Servicing Rate and the aggregate principal balance of the Receivables as of the Cutoff Date and (2) a “Supplemental Servicing Fee” equal to any late, prepayment and other administrative fees and expenses collected during each month. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates, will be payable on each Payment Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date, including funds, if any, deposited into the Collection Account from the Reserve Account.

Servicing Procedures

The Servicer will service the Receivables as described under “Description of the Transfer and Servicing Agreements—Servicing Procedures” in the accompanying prospectus. The Sale and Servicing Agreement permits the Servicer to delegate its duties under the Sale and Servicing Agreement to another entity, including its affiliates and subsidiaries; provided, however, that the Servicer will remain liable for the performance of any duties that it delegates to another entity. So long as M&I Bank or its affiliate is the Servicer, it will also act as custodian to maintain possession, as the Issuer’s agent, of the Receivables.

The Servicer may accede to an obligor’s request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made in advance will be treated as a principal prepayment and will be distributed as part of the collections for the month following the Collection Period in which the prepayment was made. See “Maturity and Prepayment Considerations” in this prospectus supplement.

On or before each Deposit Date, the Servicer will deposit into the Collection Account an amount (a “Simple Interest Advance”) equal to the amount of interest that would have been received during the related Collection Period on all delinquent Receivables assuming that the payment on each such delinquent Receivable would have been received on its respective due date during such Collection Period. The Servicer will not make any advance with respect to principal of any Receivable and the Servicer will not make any advance with respect to interest on any Receivable that it, in accordance with its customary servicing procedures, deems to be nonrecoverable from future payments and collections with respect to such Receivable.

Rights Upon an Event of Servicing Termination

If an Event of Servicing Termination occurs and shall not have been remedied, the Indenture Trustee or holders of not less than a majority of the principal amount of the Controlling Class may remove the Servicer without the consent of any of the other noteholders.

Waiver of Past Events of Servicing Termination

If an Event of Servicing Termination occurs, the holders of a majority of the principal amount of the Controlling Class, subject to the exceptions provided in the Sale and Servicing Agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other noteholders.

Optional Redemption

The notes are subject to redemption, in whole, prior to their respective Final Scheduled Payment Dates, by the Servicer, on any Payment Date on which the sum of the aggregate principal balance of the Receivables is 10% or less of the aggregate principal balance of the Receivables as of the Cutoff Date at a price equal to the lesser of (1) the fair market value of the Receivables and (2) the aggregate principal balance of the Receivables plus accrued and unpaid interest on the notes. The proceeds from the redemption must be at least sufficient to fully repay all unpaid interest on and principal of the notes through the redemption date in order for it to be exercised. The Issuer will apply such payment to the redemption of the notes in full.

It is expected that at the time this redemption option becomes available to the Servicer, only the Class A-4 notes and the Class B notes will be outstanding.

Distributions

Deposits to the Collection Account and Determination of Available Collections.    On or before each Deposit Date, the Servicer will cause all collections on Receivables and other amounts constituting the Available Collections to be deposited into the Collection Account. On or before each Deposit Date, the Servicer will notify the Indenture Trustee to withdraw from the Reserve Account and deposit into the Collection Account the Reserve Account Excess Amount. See “Description of the Transfer and Servicing Agreements—Collections” in the accompanying prospectus.

In addition, the Servicer will notify the Indenture Trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of:

•	the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for such Payment Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Payment Date (other than interest income and earnings)—after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount for that Payment Date.

On each Determination Date, the Servicer will determine the amount in the Collection Account for distribution on the related Payment Date and will notify the indenture trustee in writing. Payments to noteholders will be made on each Payment Date in accordance with that determination.

Sources of Funds Available For

Distribution on Any Payment Date

Priority of Payments.

On each Payment Date, except as set forth above under “Description of the Notes—The Indenture—Priority of Payments May Change Upon an Event of Default”, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account with respect to the Collection Period preceding such Payment Date—including funds, if any, deposited into the Collection Account from the Reserve Account—in the following order of priority:

(1) to the Servicer for reimbursement of all outstanding Simple Interest Advances;

(2) to the Servicer, the Servicing Fee and all unpaid Servicing Fees Periods;

(3) pro rata, to Class A noteholders, the accrued Class A note interest;

(4) to the principal distribution account, the first priority principal distribution amount, which will generally be the amount, if any, equal to the excess of (a) the principal balances of the Class A notes as of the preceding payment date (after giving effect to any principal payments made on the Class A notes on such preceding payment date) over (b) the principal balance of the receivables at the end of the collection period preceding such payment date (and on the final scheduled payment date for any Class of Class A notes, will be equal to the outstanding principal balance of such Class of Class A notes);

(5) to the Class B noteholders, the accrued Class B note interest;

(6) to the principal distribution account, the regular principal distribution amount, which will generally be the amount, if any, equal to the excess of (a) the principal balances of the Class A notes and the Class B notes as of the preceding payment date (after giving effect to any principal payments made on the notes on such preceding payment date) over (b) the principal balance of the receivables at the end of the collection period preceding such payment date (and on the final scheduled payment date for the Class B notes, will be equal to the outstanding principal balance of the Class B notes); provided, that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with clause (4) above;

(7) to the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account (other than interest income and earnings) to equal the required balance; and

(8) to the certificateholder, any amounts remaining in the collection account.

Distribution of Funds on Deposit When No Event of Default

Resulting in Acceleration Has Occurred

Overview of How the Issuer Distributes Principal.    In general, the Issuer will make principal distributions on the notes under the following circumstances:

•	as the Pool Balance decreases as a result of principal payments on the Receivables, purchases of Receivables by the Servicer, receipt of Liquidation Proceeds allocable to principal and Receivables becoming Defaulted Receivables, to the extent that the Pool Balance is less than the outstanding principal balance on the notes; and

•	on the respective Final Scheduled Payment Date of each class of the notes to the extent that the outstanding principal balance on the applicable notes were not previously repaid.

Priority in Which the Issuer Distributes Amounts in the Principal Distribution Account.    The Servicer will instruct the Indenture Trustee to pay out all amounts on deposit in the Principal Distribution Account on each Payment Date to the notes in the order of priority set forth in “Description of the Notes—Payments of Principal”. Any funds remaining in the Principal Distribution Account will be distributed to the certificateholder.

Reserve Account

The Issuer will establish the Reserve Account in the name of the Indenture Trustee for the benefit of the noteholders, the Issuer and the certificateholder. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders will have no recourse to the assets of the Seller or Servicer as a source of payment.

Deposits to the Reserve Account.    The Reserve Account will be funded by a deposit on the Closing Date in the amount equal to the sum of 1.25% of the aggregate principal balance of the Receivables as of the Cutoff Date. The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Balance. On each Payment Date, the Issuer will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the Reserve Account to equal the Specified Reserve Balance to the extent set forth above under “—Priority of Payments”.

Withdrawals From the Reserve Account.    The amount on deposit in the Reserve Account may decrease on each Payment Date, by the Reserve Account Transfer Amount for such Payment Date.

In addition, the Indenture Trustee will, if instructed by the Servicer, withdraw amounts from the Reserve Account on any Payment Date to the extent that such amounts together with the Available Funds for such Payment Date would be sufficient to pay the sum of the Servicing Fee and all outstanding notes in full.

Investment.    Amounts on deposit in the Reserve Account will be invested by the Indenture Trustee at the direction of the Servicer in Eligible Investments and investment income (net of losses and investment expenses) therefrom will be distributed to the Servicer. Such Eligible Investments are limited to obligations or securities that mature on the Business Day preceding the next Deposit Date.

Funds in the Reserve Account Will be Limited.    Amounts on deposit in the Reserve Account from time to time are available to:

•	enhance the likelihood that you will receive the amounts due on your notes; and

•	decrease the likelihood that you will experience losses on your notes.

However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the

Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes.

After making distributions which are ranked senior in priority, the Issuer will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance.

After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and the outstanding principal balance of the notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the certificateholder.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Information regarding the material legal aspects of the Receivables is set forth under “Certain Legal Aspects of the Receivables” in the accompanying prospectus.

For Receivables where the obligor is a resident of Wisconsin, the general remedy of self-help repossession is not available under state law; instead, a creditor’s recovery of collateral may only occur after a replevin judgment against the obligor has been obtained in the courts. Prior to initiating the replevin action, the creditor must give the obligor notice of default and a right to cure the default for a period of 15 days from the notice unless the obligor defaulted on the contract twice in the preceding 12 months and cured the default after the creditor gave notice of it.

In Wisconsin, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title. After such notation, the certificate of title is held by the obligor, not the secured party.

For Receivables secured by financed vehicles located in Minnesota, a security interest in those financed vehicles is perfected by delivery of the following items to the Registrar of Motor Vehicles for the State of Minnesota: (1) any existing certificate of title to the motor vehicle; (2) an application for a certificate of title containing the name and address of the secured party and the date of the security agreement; and (3) the required fee. After receipt of these items, the Registrar issues a new certificate of title that identifies the owner(s) and contains the names and addresses of any secured parties. The certificate of title must be delivered to the owner named in it. Secured parties, if any, must be mailed notification of their security interest filed.

LEGAL INVESTMENT

The Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw LLP, special federal tax counsel, is of the opinion that:

•	based on the terms of the notes and the transactions relating to the Receivables as set forth herein, the notes will be treated as debt for United States federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, the Issuer will not be treated as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

Because it is expected that the notes will be issued with no more than a de minimis amount of discount, the notes will not be treated as issued with original issue discount for United States federal income tax purposes. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE TAX MATTERS

Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax classification of the Issuer or the tax consequences to the Issuer or to the noteholders in all of the state and local taxing jurisdictions in which they may be subject to taxation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

Subject to the following discussion, the notes may generally be acquired by pension, profit-sharing or other retirement plans and accounts subject to ERISA or Section 4975 of the Code, and by entities that are deemed to hold assets of any of the foregoing. We refer to each of these as a “Plan”.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Code for such person. Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the Issuer were deemed to be assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of ERISA Plans and prohibits certain transactions between an ERISA Plan and “parties in interest” with respect to such ERISA Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan, subject to certain exceptions that are not relevant for this discussion.

Under a regulation issued by the United States Department of Labor, the assets of the Issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the Issuer and none of the exceptions contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on how this definition applies, the issuer believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. It should be noted that the debt treatment of the notes for ERISA purposes could change subsequent to their issuance (i.e., they could be treated as equity) if the Issuer incurs losses or the rating of the notes changes. This risk of recharacterization is enhanced for notes that are subordinated to other classes of notes. The Issuer has not obtained an opinion of counsel regarding the debt treatment of the notes under local law.

Aside from the plan assets issues, the acquisition or holding of the notes by or on behalf of a Plan could give rise to a prohibited transaction if the Issuer, the Originator, the Seller, the Servicer, the Owner Trustee, the Indenture Trustee, other persons providing services in connection with the Issuer, or any of their respective affiliates, is a “disqualified person” or “party in interest” with respect to that Plan. Certain exemptions from the prohibited transaction rules might apply, however, depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. Included among these exceptions are Prohibited Transaction Exemption 90-1, regarding investments by insurance company pooled separate accounts; PTE 96-23, regarding transactions effected by “in-house asset managers”; PTE 95-60, regarding investments by insurance company general accounts; PTE 91-38, regarding investments by bank collective investment funds; and PTE 84-14, regarding transactions effected by a “qualified professional asset manager”. Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes.

Purchasers of notes using the assets of government plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, which are not subject to Title I of ERISA, should consider applicable state or other laws, which may be substantially similar to ERISA or the Code.

By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (a) it is not acquiring the note with the assets of a Plan or a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code or (b) the acquisition and holding of the note by the purchaser or transferee, throughout the period that it holds that note, is and will be eligible for, and satisfies and will satisfy all of the requirements of, PTE 90-1, PTE 96-23, PTE 95-60, PTE 91-38, PTE 84-14 or another applicable prohibited transaction exemption or, in the case of a governmental plan, will not violate any applicable law that is substantially similar to ERISA or Section 4975 of the Code. Each investor in a note will be deemed to represent, warrant, and covenant that it will not sell, pledge or otherwise transfer the note in violation of the foregoing.

Independent Review and Consultation with Counsel

Any person proposing to purchase notes with the assets of any employee benefit plan or other retirement account or arrangement should consult with its counsel with respect to, among other things, the potential applicability of ERISA and the Code to such investments and whether the requirements discussed above have been satisfied. Moreover, each fiduciary of an employee benefit plan or other retirement arrangement should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the prospective investor, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio, and the risk/return characteristics of the notes.

UNDERWRITING

The Seller, M&I Marshall & Ilsley Bank, and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table:

Underwriter	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes	Principal Amount of Class B Notes
J. P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Robert W. Baird & Co. Incorporated
Total

The selling concessions that the underwriters of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to Exceed	Reallowance not to exceed
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

The notes are a new issue of securities with no established trading market. The Seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering of the notes, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering of the notes is in progress. “Naked” short sales are any sales in excess of the amount of notes the underwriters are purchasing. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise effect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

In the ordinary course of its business one or more of the underwriters and their affiliates have provided, and in the future may provide, investment banking and commercial banking services to the Servicer, the Seller, the Issuer and their affiliates.

J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank, N.A., the indenture trustee.

The Seller estimates that its share of the total expense of the offering of notes, excluding underwriting discounts and commissions, will be approximately $700,000.

M&I Bank and the Seller have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Offering Restrictions

Each underwriter has severally represented to and agreed with the Issuer that:

•

it has not offered or sold and prior to the expiry of a period of six months from the Closing Date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the CIS Order or to persons qualifying as high net worth persons under Article 22 of the CIS Order; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Certain legal matters with respect to the notes will be passed upon for M&I Bank by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois. Certain legal matters with respect to the laws of the State of Wisconsin will be passed upon for M&I Bank by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. Certain legal matters with respect to the notes will be passed upon for the underwriters and the Seller by Mayer, Brown, Rowe & Maw LLP, Chicago, Illinois.

GLOSSARY OF TERMS

“ABS” means the Absolute Prepayment Model, which we use to measure prepayments on Receivables.

“Available Collections” shall mean, for any Payment Date, the sum of the following amounts with respect to the Collection Period preceding such Payment Date:

•	all funds, including Liquidation Proceeds, collected with respect to the Receivables other than Defaulted Receivables;

•	all Recoveries collected in respect of Defaulted Receivables;

•	all Simple Interest Advances with respect to the Receivables;

•	the purchase amount received with respect to each Receivable that became a purchased Receivable during such Collection Period; and

•	partial prepayments of any refunded item included in the principal balance of a Receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums; provided, however, that in calculating the Available Collections the following will be excluded: (1) all payments and proceeds, including Liquidation Proceeds, of any Receivables the purchase amount of which has been included in the Available Collections in a prior Collection Period and (2) amounts consisting of any late, prepayment and other administrative fees and expenses payable to the servicer as part of the Supplemental Servicing Fee.

“Available Funds” shall mean, for any Payment Date, the sum of the Available Collections for such Payment Date and the Reserve Account Excess Amount for such Payment Date.

“Business Day” means a day that is not a Saturday or a Sunday and that in the States of New York, Wisconsin and the State in which the corporate trust office of the owner trustee or the indenture trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

“Code” means the Internal Revenue Code of 1986, as amended and treasury regulations promulgated thereunder.

“Collection Account” means an account, held in the name of the indenture trustee, into which the Servicer is required to deposit collections on the Receivables.

“Collection Period” means each calendar month during the term of the sale and servicing agreement, and with respect to the initial Collection Period, from but not including the Cutoff Date to the calendar end of November, 2005. With respect to any Determination Date, Deposit Date or Payment Date, the “related Collection Period” means the Collection Period preceding the month in which such Determination Date, Deposit Date or Payment Date occurs.

“Controlling Class” shall mean, with respect to any outstanding notes, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding—excluding notes held by the Servicer, the Seller or their affiliates.

“Cutoff Date” shall mean, (i) with respect to the statistical information contained in this prospectus supplement, October 24, 2005 (referred to as the statistical Cutoff Date), and (ii) with respect to the Receivables transferred on the Closing Date, November 4, 2005 (referred to as the Cutoff Date).

“Defaulted Receivable” means, with respect to any Collection Period, a Receivable (other than a Receivable purchased by the Servicer) which the Servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices (and, in no event later than 150 days after a Receivable shall have become delinquent).

“Determination Date” means, with respect to any Collection Period, the Business Day preceding the related Payment Date by two Business Days.

“Eligible Investments” shall mean any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including the Seller, the Servicer, Indenture Trustee or Owner Trustee or any of their respective affiliates) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1 and from Moody’s of P-1;

•	commercial paper (including commercial paper of the Seller, the Servicer, Indenture Trustee or Owner Trustee or any of their respective affiliates) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1 and from Moody’s of P-1;

•	investments in money market funds (including funds for which the Seller, the Servicer, Indenture Trustee or Owner Trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade, qualify or withdraw its then current rating of any class of notes.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means an event of default under the indenture, as described in “Description of the Notes—The Indenture—Events of Default”.

“Event of Servicing Termination” consists of any of the events specified under “Certain Matters Regarding the Servicer—Servicer Defaults” in the accompanying prospectus.

“Final Scheduled Payment Date” for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

“Indenture” means the Indenture dated as of the Closing Date between the Issuer, the Servicer and the Indenture Trustee.

“Interest Period” shall mean, with respect to any Payment Date (a) with respect to the Class A-1 notes from and including the Closing Date—in the case of the first Payment Date—or from and including the most recent Payment Date on which interest has been paid to but excluding the following Payment Date and (b) with respect to each class of notes other than the Class A-1 notes from and including the Closing Date—in the case of the first Payment Date—or from and including the twentieth day of the calendar month preceding each Payment Date to but excluding the twentieth day of the following calendar month.

“Liquidation Proceeds” means, with respect to any Receivable that is not a Defaulted Receivable, (a) insurance proceeds received by the Servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the Servicer in connection with such Receivable pursuant to the exercise of rights under that Receivable and (c) the monies collected by the Servicer (from whatever source, including proceeds of a sale of the financed vehicle, or as a result of any recourse against the related dealer) on such Receivable net of any expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the related obligor.

“Payment Date” means the date on which the Issuer will pay interest and principal on the notes, which will be the twentieth day of each month or, if any such day is not a Business Day, on the next Business Day. The first Payment Date will be December 20, 2005.

“Pool Balance” will represent the aggregate principal balance of the Receivables at the end of the preceding Collection Period after giving effect to all payments received from obligors, Liquidation Proceeds and purchase amounts to be remitted by the Servicer, all for such Collection Period and all Realized Losses during such Collection Period.

“Principal Distribution Account” shall mean the account designated as such, established and maintained as such pursuant to the sale and servicing agreement.

“Realized Losses” means, for any Collection Period and for each Receivable that became a Defaulted Receivable during such Collection Period, the aggregate principal balance of each such Receivable when such Receivable became a Defaulted Receivable.

“Record Date” with respect to any Payment Date means the day immediately preceding the Payment Date or, if the notes are issued as definitive notes, the last day of the preceding month.

“Recoveries” mean, with respect to any Collection Period, all monies received by the Servicer with respect to any Defaulted Receivable after such Receivable became a Defaulted Receivable, net of any fees, costs and expenses incurred by the Servicer in connection with the collection of such Receivable and any payments required by law to be remitted to the obligor.

“Reserve Account” means the account established in the name of the Indenture Trustee for the benefit of the noteholders, the Issuer and the certificateholder into which the Servicer will deposit funds on the Closing Date and as to which the Indenture Trustee, as instructed by the Servicer pursuant to the provisions of the transaction documents will make the other deposits and withdrawals specified in this prospectus supplement.

“Reserve Account Excess Amount”, with respect to any Payment Date, means an amount equal to the excess, if any, of:

•	the amount of cash or other immediately available funds in the Reserve Account on that Payment Date (other than interest income and earnings) prior to giving effect to any withdrawals from and deposits to the Reserve Account relating to that Payment Date, over

•	the Specified Reserve Balance with respect to that Payment Date.

“Reserve Account Transfer Amount” means, with respect to any Payment Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Payment Date (other than interest income and earnings) (after giving effect to any withdrawal of the Reserve Account Excess Amount on such Payment Date) and (b) the amount, if any, by which (i) the Total Required Payments for such Payment Date exceeds (ii) the Available Funds for such Payment Date. In addition, if the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses (1) through (6) under “Description of Sale and Servicing Agreement—Distributions—Priority of Payments” in this prospectus supplement would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding classes of notes, then the Reserve Account Transfer Amount will, if so specified by the servicer in the servicer’s certificate, include such additional amount as may be necessary to pay all outstanding notes in full.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement dated as of the Closing Date between the Servicer, the Seller, the Issuer and the Indenture Trustee.

“Servicing Rate” means, 0.50% per annum.

“Specified Reserve Balance” for a Payment Date will be equal to 1.25% of the sum of the aggregate principal balance of the Receivables as of the Cutoff Date. In no event will the Specified Reserve Balance exceed the aggregate principal balance of the Receivables as of the last day of the related Collection Period.

“Tax Non-Entity” means a trust in which all of the certificates in that trust are owned by the Servicer, and the Servicer agrees to treat the trust as a division of the Servicer and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

“Total Required Payment” shall mean, with respect to any Payment Date, the sum of the outstanding Simple Interest Advances, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A notes, the first priority principal distribution amount, the accrued and unpaid interest on the Class B notes and the regular principal distribution amount; provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Payment Date until the Payment Date on which the outstanding principal balance of all the notes has been paid in full, the Total Required Payment shall mean the sum of amounts due to the indenture trustee under the Indenture (not to exceed $200,000 in the aggregate), the sum of the outstanding Simple Interest Advances, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A notes and the accrued and unpaid interest on the Class B notes and the amount necessary to reduce the outstanding principal balance of all the notes to zero.

INDEX OF DEFINED TERMS

ABS	S-48
Administrator	S-13
Authorised Persons	ii
Available Collections	S-48
Available Funds	S-48
Business Day	S-48
CIS Order	ii
Closing Date	S-19
Code	S-48
Collection Account	S-48
Collection Period	S-48
Controlling Class	S-48
Cutoff Date	S-48
Dealer Finance	S-30
Defaulted Receivable	S-48
Determination Date	S-49
Eligible Investments	S-49
ERISA	S-49
Event of Default	S-49
Event of Servicing Termination	S-49
Excess Interest	S-6
Final Scheduled Payment Date	S-49
first priority principal distribution amount	S-5
FSMA	ii
Gross Charge-Offs	S-32
Indenture	S-49
Indenture Trustee	S-14
Interest Period	S-50

Issuer	S-13
Liquidation Proceeds	S-50
M&I Bank	S-30
Net Charge-Offs	S-32
Nonconforming Receivable	S-17
Owner Trustee	S-13
Payment Date	S-50
Pool Balance	S-50
Principal Distribution Account	S-50
Realized Losses	S-50
Receivables	S-14
Record Date	S-50
Recoveries	S-32
regular principal distribution amount	S-5
Reserve Account	S-50
Reserve Account Excess Amount	S-50
Reserve Account Transfer Amount	S-51
Sale and Servicing Agreement	S-51
Seller	S-13
Servicer	S-30
Servicing Fee	S-37
Servicing Rate	S-51
Simple Interest Advance	S-38
Specified Reserve Balance	S-51
Supplemental Servicing Fee	S-37
Tax Non-Entity	S-51
Total Required Payment	S-51
Trust Property	S-14

PROSPECTUS

M&I DEALER AUTO SECURITIZATION, LLC

ASSET BACKED CERTIFICATES

ASSET BACKED NOTES

(ISSUABLE IN SERIES)

AUTO RECEIVABLES SECURITIES ISSUERS

Each Issuer:

Each Issuer may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each Issuer will own:

(1)	motor vehicle installment loans and/or motor vehicle retail installment sales contracts secured by new and used motor vehicles;

(2)	collections on the receivables;

(3)	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

(4)	funds in the accounts of the Issuer; and

(5)	any credit enhancement issued in favor of the Issuer.

The Securities:

(1)	will represent indebtedness of the Issuer that issued those securities, in the case of the notes, or beneficial interests in the trust that issued those securities, in the case of the certificates;

(2)	will be paid only from the assets of the Issuer that issued those securities;

(3)	will represent the right to payments in the amounts and at the times described in the applicable prospectus supplement;

(4)	may benefit from one or more forms of credit enhancement; and

(5)	will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The notes and certificates will represent obligations of or interests in the Issuer only and are not guaranteed by M&I Dealer Auto Securitization, LLC, M&I Marshall & Ilsley Bank or any of its affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement for the related Issuer.

The date of this prospectus is November 11, 2005.

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

(1)	the type of securities offered;

(2)	certain risks relating to an investment in the securities;

(3)	the timing and amount of interest and principal payments;

(4)	the receivables underlying your securities;

(5)	the credit enhancement for each class;

(6)	the credit ratings; and

(7)	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

SUMMARY OF TERMS

The following summary is a short description of the main structural features that an issuer’s securities may have. For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security. To fully understand the terms of an issuer’s securities, you will need to read both this prospectus and the applicable prospectus supplement in their entirety.

The Issuers

A separate issuer will be formed to issue each series of securities. If the issuer issues notes and certificates, it will be formed by a trust agreement between the seller and the trustee of the trust or by a limited liability company agreement. If the trust issues only certificates, it will be formed by a pooling and servicing agreement among the seller, the servicer and the trustee of the trust.

Seller

M&I Dealer Auto Securitization, LLC.

Servicer

M&I Marshall & Ilsley Bank.

Trustees

The applicable prospectus supplement will name the indenture trustee and the owner trustee, if any, for the Issuer.

Securities

An issuer’s securities may include one or more classes of notes and/or certificates. You will find the following information about each class of securities in the applicable prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	its final scheduled distribution date;

•	whether and when it may be redeemed prior to its final scheduled distribution date; and

•	how losses on the receivables are allocated among the classes of securities.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

The applicable prospectus supplement will identify any class of securities of a series that is not being offered to the public.

Variable pay term notes or variable pay revolving notes may be issued. An Issuer may issue additional notes on dates specified in the prospectus supplement and use the proceeds to repay certain classes of securities prior to their final scheduled distribution date.

Generally, you may purchase the securities only in book-entry form and will not receive your securities in definitive form. You may purchase securities in the denominations set forth in the applicable prospectus supplement. The record date for a payment date or a distribution date will be the business day immediately preceding the payment date or, if definitive securities are issued, the last day of the preceding calendar month.

The Receivables and Other Issuer Property

The Receivables.    The receivables of each issuer will consist of a pool of motor vehicle installment loans originated either (1) via direct channels or (2) indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by a purchaser of acquired assets with dealers or lenders and sold to the seller. The receivables will be secured by new or used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles.

You will find a description of the characteristics of each issuer’s receivables in the applicable prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be included in a trust, and the other property supporting the securities, see “The Receivables Pools” in this prospectus and in the applicable prospectus supplement.

Other Property of the Issuer.    In addition to the receivables, each issuer will own amounts on deposit in various accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; or

•	a reserve fund or other account providing credit enhancement.

Credit or Cash Flow Enhancement

The prospectus supplement will specify the credit or cash flow enhancement, if any, for each issuer. Credit or cash flow enhancement may consist of one or more of the following:

•	subordination of one or more classes of securities;

•	a reserve fund;

•	overcollateralization (i.e., the amount by which the principal amount of the receivables exceeds the principal amount of all of the Issuer’s securities);

•	excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the Issuer’s securities and any amounts required to be deposited in any reserve fund);

•	letter of credit or other credit facility;

•	surety bond or insurance policy;

•	liquidity arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

•	repurchase or put obligations;

•	yield supplement agreements;

•	guaranteed investment contracts;

•	guaranteed rate agreements; or

•	other agreements with respect to third party payments or other support.

Limitations or exclusions from coverage could apply to any form of credit or cash flow enhancement. The applicable prospectus supplement will describe the credit or cash flow enhancement and related limitations and exclusions applicable for securities issued by an Issuer. Enhancements cannot guarantee that losses will not be incurred on the securities.

Reserve Fund.    If there is a reserve fund, the seller will initially deposit in it cash or securities having a value equal to the amount specified in the prospectus supplement.

For more information about credit enhancement, see “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Enhancement” in this prospectus.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes and certificates. You should also carefully consider the information set forth under “Risk Factors” in the applicable prospectus supplement.

You must rely for repayment only upon the issuer’s assets which may not be sufficient to make full payments on your securities	The seller does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the issuer for that series. Except for any related insurance policies or credit support, there will be no recourse to the seller or any other person for any default on the notes or any failure to receive distributions on the notes and certificates with respect to any series.
Consequently, holders of securities of each series must rely solely upon payments with respect to the assets constituting the issuer for a series of securities, including, if applicable, any amounts available pursuant to any credit enhancement for that series, for the payment of principal of and interest on the securities of that series.
Limit on credit enhancement may result in losses to you	Although we intend the credit enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the credit enhancement, the amount of the credit enhancement will be limited, as set forth in the applicable prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the receivables could result in losses to holders of those securities.
Timing and rate of prepayments may result in lower yield	The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:
• the extent of prepayments, which may be influenced by a variety of factors;
• the manner of allocating principal payments among the classes of securities of a series as specified in the applicable prospectus supplement; and
• the exercise of any right of optional termination. Prepayments may also result from repurchase or purchase of receivables or underlying receivables, as applicable, due to material breaches of the seller’s or the servicer’s representations or warranties.
Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the applicable prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the
security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risk of subordinated securities	To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.
The absence of a secondary market could limit your ability to resell your securities	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. The underwriters presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.
The issuer’s security interest in the financed vehicles will not be noted on the certificate of title, which may cause losses	The originator will assign to the seller and the seller will assign security interests in the financed vehicles securing the receivables to the related issuer. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the applicable prospectus supplement. In the absence of amendment, an issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. If an issuer does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.
Commingling of assets by the servicer could reduce or delay payments on the securities	We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments.
However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until two business days preceding each distribution date.
Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the applicable prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.
Removal of a servicer after a servicer default	The applicable prospectus supplement may provide that with respect to a series of securities issued by an owner trust or a limited liability company, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.
The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer	To the extent provided for in the applicable prospectus supplement, the servicer will maintain possession of the original contracts for each of the receivables. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.
Receivables that fail to comply with consumer protection laws may result in losses on your investment	To the extent that the receivables are the obligations of the consumer, federal and state consumer protection laws will regulate the creation, collection and enforcement of these receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a loan, such as the issuer, liable to the obligor for any violation by the lender.
In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the applicable prospectus supplement, the originator or the servicer will be obligated to repurchase any receivable that fails to comply with these legal requirements from the issuer. If the originator or the servicer fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See “Certain Legal
Aspects of the Receivables—Consumer Protection Laws” in this prospectus.
The seller has limited obligations to the issuer and will not make payments on the securities	The seller and its affiliates are generally not obligated to make any payments to you on your securities. However, the originator or the servicer will make representations and warranties about the
characteristics of the receivables.
If the originator or the servicer breaches a representation or warranty for a receivable, the originator may be required to repurchase or the servicer may be required to purchase that receivable. If the originator fails to repurchase and the servicer fails to purchase that receivable, you might experience delays and/or reductions in payments on the securities. See “Description of the Transfer and Servicing
Agreements—Sale and Assignment of the Receivables” in this
prospectus and in the applicable prospectus supplement.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the seller nor the servicer will have any obligation to repurchase or purchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee or indenture trustee.
See “Certain Legal Aspects of the Receivables—Security Interests in
Financed Vehicles” in this prospectus.
Extensions and deferrals of payments on receivables could increase the average life of the securities	In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time solicit or offer obligors an opportunity to defer payments. Any of these deferrals or
extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables.
The application of the Servicemembers Civil Relief Act may lead to delays in payment or losses on your securities	The Servicemembers Civil Relief Act (“Relief Act”) amended and replaced the Soldier’s and Sailor’s Act of 1940. The Relief Act and
similar state legislation may limit the interest payable on a receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor’s period of active military duty. This may result in delays and losses in payment to holders of the securities.
The securities may not be a suitable investment for you	The securities are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date.
The securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.
The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you	We will issue a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of security balance. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled distribution date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating,

no one has an obligation to provide additional credit enhancement or to restore the original rating.
Book-entry registration beneficial owners not recognized by issuer	Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through DTC and any other entities set forth in the applicable prospectus supplement, your ability to pledge a security to persons or entities that do not participate in DTC or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.
You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to DTC and DTC will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

THE ISSUERS

With respect to each series of securities, for the transactions described in this prospectus and in the applicable prospectus supplement, M&I Dealer Auto Securitization, LLC (the “Seller”) will establish a separate Issuer that will issue the securities of that series (each, an “Issuer”). Each Issuer will be either a limited liability company (each, an “LLC”) formed pursuant to a limited liability company agreement (each, a “Limited Liability Company Agreement”), a trust (each, a “Trust”) formed pursuant to a trust agreement (each, a “Trust Agreement”) between the Seller and the related owner trustee or a grantor trust formed pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”) among the Seller, the Servicer and the trustee for the related Trust, as applicable. In the event an owner trust is formed, the related owner trustee will own the Receivables and act on behalf of the Issuer in all instances described in this prospectus and the applicable prospectus supplement. The property of each Issuer will include Receivables and all payments due under the Receivables after the applicable cutoff date in the case of Precomputed Receivables and all payments received on Receivables after the applicable cutoff date or closing date, as specified in the applicable prospectus supplement, in the case of Simple Interest Receivables. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the Seller will transfer or sell Receivables to the Issuer in the outstanding principal amount specified in the applicable prospectus supplement.

To the extent specified in the applicable prospectus supplement, the property of each Issuer will include:

(1)  a pool of motor vehicle installment loans and/or motor vehicle retail installment sales contracts (which we refer to herein as “loans”) secured by new and used automobiles, motorcycles, vans, trucks, buses and/or trailers, light-duty trucks and other similar vehicles (the “Receivables”);

(2)  the right to all documents and information contained in the Receivable files;

(3)  security interests in the motor vehicles financed by the Receivables (the “Financed Vehicles”);

(4)  the right to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the Financed Vehicles or the obligors under the Receivables;

(5)  the right relating to the Receivables purchased from dealers under any agreements between the Originator of the Receivables and the dealers that sold the Financed Vehicles;

(6)  all amounts on deposit in the applicable accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the Servicer of the Receivables or as otherwise specified in the applicable prospectus supplement);

(7)  the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

(8)  any other property specified in the applicable prospectus supplement; and

(9)  all proceeds of the Receivables or the foregoing property.

To the extent specified in the applicable prospectus supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Issuer or may be held by the trustee for the benefit of holders of the related securities.

The Servicer under the related Pooling and Servicing Agreement or related sale and servicing agreement (each, a “Sale and Servicing Agreement”), as applicable, will service the Receivables held by each Issuer and will receive fees for these services. See “Description of the Transfer and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus and “Description of the Transfer and Servicing Agreement—Servicing Compensation” in the applicable prospectus supplement. To facilitate the servicing of Receivables and to the extent set forth in the applicable prospectus supplement, the Seller and each trustee will authorize the Servicer to retain physical possession of the Receivables held by each Issuer and other documents relating to possession of the Receivables as custodian for each Issuer. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to an Issuer. In the absence of an amendment, an Issuer may not have a perfected security interest in some of the Financed Vehicles in some states. See “Certain Legal Aspects of the Receivables” and “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables”.

If the protection provided to (1) holders of notes issued by an owner trust or an LLC by the subordination of the related certificates and by the Reserve Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Reserve Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Issuer not having perfected security interests in all of the Financed Vehicles, may limit the ability of an Issuer to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the Receivables. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “Description of the Transfer and Servicing Agreements—Credit and Cash Flow Credit Enhancement” and “Certain Legal Aspects of the Receivables”.

The principal offices of each Issuer and the related trustee, in the case of a Trust, will be specified in the applicable prospectus supplement.

THE TRUSTEE

The trustee for any Issuer that is a Trust will be specified in the applicable prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

THE SELLER

The Seller, M&I Dealer Auto Securitization, LLC, a wholly-owned, special purpose, bankruptcy remote subsidiary of M&I Marshall & Ilsley Bank, was formed as a limited liability company under the laws of the State of Delaware on November 29, 2001 and has a limited operating history. The Seller was organized solely for the limited purpose of acquiring Receivables and associated rights, issuing securities and engaging in related transactions. The Seller’s limited liability company agreement limits the activities of the Seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the Seller are located at 770 North Water Street, Milwaukee, Wisconsin.

THE BANK

M&I Marshall & Ilsley Bank (“M&I Bank”), a Wisconsin state banking corporation, is a wholly-owned subsidiary of Marshall & Ilsley Corporation (“M&I Corporation”). M&I Corporation, through its subsidiaries, including M&I Bank, is engaged in banking and related activities, including providing automotive financing services to its customers and to automotive dealers and their customers. The executive offices of M&I Corporation and M&I Bank are located at 770 North Water Street, Milwaukee, Wisconsin 53202. M&I Bank’s telephone number is (414) 765-7801.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, acquisition and underwriting and servicing of M&I Bank’s and its affiliates’ portfolio of motor vehicle loans as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, acquisition, underwriting and servicing of the pool of Receivables transferred to the related Issuer.

Origination

M&I Bank, its predecessors in interest, and affiliates (collectively, the “Originator”) may originate and acquire Receivables in any of the following ways:

•	making a direct loan to an obligor either through the Originator directly or through a dealer that performs certain ministerial loan processing functions on behalf of the Originator (“Direct Originations”),

•	purchasing a retail installment sales contract from a dealer pursuant to a dealer agreement between the Originator and the dealer (“Indirect Originations”),

•	purchasing/originating a Receivable pursuant to a flow agreement with a third party (“Flow Purchases”), or

•	bulk purchases of Receivable portfolios from third parties (‘‘Bulk Purchases’’).

As of the date of this Prospectus, substantially all of the motor vehicle receivables originated or acquired by the Originator are made or acquired by M&I Dealer Finance, Inc. (the “Primary Originator”), a wholly-owned subsidiary of M&I Bank.

Substantially all Receivables originated by the Primary Originator are Indirect Originations. The Primary Originator’s dealer network consists of approximately 95% manufacturer franchised dealers and another 5% of independent non-franchised dealers. The Primary Originator manages a dealer base of approximately 1,700 dealers. The Primary Originator focuses on dealers located in smaller urban areas and over 50% of the business originated by the Primary Originator is generated on the basis of one contract per dealer per month. The Primary Originator selects dealers based upon the dealer’s commercial reputation, the prior experience of the dealer or the dealer’s predecessor organization and, in some cases, a financial review of the dealer. The Primary Originator enters into dealer agreements primarily with dealers that are franchised to sell new and used motor vehicles.

The dealer agreements provide for the repurchase by the dealer of any Receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the Receivable are breached. The representations and warranties typically relate to the origination of the Receivable and the security interest in the related financed vehicle and not to the collectability of the Receivable or the creditworthiness of the obligor thereunder.

Underwriting of Motor Vehicle Contracts

For all Direct Originations and Indirect Originations, the Primary Originator requires that all loan applicants complete an installment loan application. The Primary Originator has a tailored application form but will accept other applications if they meet its requirements. Applicants complete the application at the dealer location and the dealer faxes or submits via an electronic system, such as DealerTrack, the application to a centralized location for processing. Approximately 10,000 applications are received each month and are manually entered into the Primary Originator’s loan application processing system. Once the application is entered into the Primary Originator’s loan application processing system, the underwriter will then review the application, credit bureau reports and pertinent credit ratios. The Primary Originator purchases the FICO score from the three credit bureau companies (TransUnion, Experian and Equifax). The Underwriting is judgmental, with a focus on established credit with a good payment history. The Primary Originator uses the credit bureau score as a guideline to reduce the number of applications that are judgmentally underwritten.

The underwriter will communicate every decision with the dealer. Typically, dealers are telephoned with a decision in 30 minutes, including the reasons in the case of a turn-down. Typically, applicants that are not approved will receive a denial letter within 20 days. Approximately 8% of the approved applications will receive counter-offers, however counter-offers are usually based upon loan term or down payment. The Primary Originator will not typically consider a counter-offer based upon an applicant’s adverse credit.

The Primary Originator typically requires applicants to provide a residential address, a three-year residential and employment history, or three years of business history if self-employed. Income verification is not required. However, if income appears inconsistent with the reported job, or if multiple sources of income are required to meet the guidelines, verification is recommended. Co-signers are accepted when a primary applicant has little or no credit experience, but are not used to compensate for another applicant’s adverse credit. In the case of a joint application, if both incomes are required to achieve an acceptable payment to income ratio and the all debt ratio, then both applicants must meet the standard guidelines.

Each loan applicant must be at least 18 years of age, and there is no first time buyer program. Applicants with a bankruptcy, repossession, or foreclosure more than 5 years ago may be considered if all other guidelines are met, the loan-to-value does not exceed 80%, similar credit has been re-established, and the all debt ratio does not exceed 40%. The applicant should have no significant aggregate collections, delinquencies, judgments, charge-offs or liens. For used autos, the Primary Originator underwrites on the mileage of the auto to determine the term of the loan and a premium is charged for higher than normal mileage or extended terms.

The Primary Originator has an underwriting staff with an average experience level of 8 years. Each underwriter handles approximately 50 applications per day. Underwriters are compensated with salary and the managers are compensated with a base salary plus bonus, which is based on charge-offs and net income.

Payment terms for indirect installment loans by the dealers designate a fixed monthly payment amount to be paid over a period not to exceed 75 months, with 72 scheduled monthly payments. All interest calculations are done using simple interest. Customers are usually offered either 30-day or 45-day terms for their first payment and 30-day repayment terms thereafter. During special promotions, however, the first payment due date may be extended for up to 90 days. Used vehicles are managed by basing the term on the miles, with higher mileage cars requiring shorter amortization terms. Additionally, premium rates are charged on higher mileage vehicles. Pricing is typically adjusted monthly, but in periods of rate fluctuations it may be adjusted more frequently.

The average amount of time from receipt of application to funding is three to five business days. To receive funding for an approved application, the originating dealer sends a documentation packet to the Primary Originator. The packet includes a signed contract, insurance verification, warranty information, titling documentation and any supporting documents. If the funder finds any information missing, the dealer is given three days to provide the Primary Originator with the absent documentation. If the information is not received within three days, the transaction is usually sent back to the dealer for completion. Once the packet has been deemed correct, complete and compliant, the funder enters the data into the loan application processing system where it is uploaded real-time for loan processing. The funder then sends the packet containing all relevant documents to the Servicer.

Direct Originations through Affiliates of the Primary Originator

The credit underwriting process and underwriting standards for Direct Originations by affiliates of the Primary Originator may differ significantly from the credit underwriting process and underwriting standards for Direct Originations by the Primary Originator. To the extent a significant portion of the Receivables for any series of securities are Direct Originations by affiliates of the Primary Originator, the accompanying prospectus for that series of securities will set forth any material differences between the credit underwriting process and underwriting standards for Direct Originations by the Primary Originator and the credit underwriting process and underwriting standards for Direct Originations by affiliates of the Primary Originator.

Flow Purchases and Bulk Purchases

The credit underwriting process for Flow Purchasers and Bulk Purchasers may differ significantly from the underwriting process for Direct Originations and Indirect Originations originated or purchased by the Originator. In Flow Purchases and Bulk Purchases, the Originator uses the underwriting standards of the Primary Originator solely to assist in the determination of an appropriate purchase price for the Receivables or portfolio of Receivables being purchased. The purchase agreement for a Flow Purchase or a Bulk Purchase will require the seller to repurchase Receivables that violate any material representations or warranties made by the seller.

Servicing

Motor vehicle loans originated by the Originator are serviced by M&I Bank (the “Servicer”) and may be subserviced by affiliates of the Servicer. The Servicer and its affiliates maintain three consumer loan servicing centers located in Brookfield, Wisconsin, Appleton, Wisconsin, and Madison, Wisconsin. The Brookfield loan servicing center services substantially all of the motor vehicle loans originated by the Originator.

Typically, two days after receipt of the completed contract from the dealer, the Primary Obligor or its affiliate sends the new customer a welcome letter and the Servicer sends a coupon book within three weeks to track payment amounts and dates. Payments of principal, interest, late fees and insurance relating to installment loan Receivables are remitted to a post office box established by the Servicer. The collections are coded and allocated to the appropriate loan balance at posting. Typically, if the Servicer receives a partial payment, unless it is within $20 of the required payment, the unpaid balance of the loan continues to age and the loan is categorized as delinquent. If a payment is within $20 of the required payment, the system will advance the due date on the customer’s account. All payments received for more than $20 that are less than the required payment are applied directly to the most delinquent payment. The customer’s account does not become current until all delinquent payments, including interest and late fees, are completely paid. If a payment is more than 2½ times the scheduled payment, the payment is kicked out of the automated process and manually reviewed to determine if the customer is making a payoff. Monies are applied first to late fees, then interest followed by principal.

Customers can request an extension, and the Servicer maintains the authority to grant the extension if they believe the circumstances have merit. Extensions are usually based upon extenuating circumstances such as a medical need or a loss of a job. The current policy is to grant extensions only on accounts open at least nine months that have paid at least three monthly payments in a row prior to the extension. No more than one extension per customer typically will be granted during any twelve-month period, and usually no more than two extensions per customer during any five-year period. When an extension is granted, the past due balance is restored to current status.

Terms are not usually modified or rewritten. Should a customer want different terms, the customer would need to complete an application and apply for a new loan.

Collection activities with respect to delinquent accounts are performed by the Servicer’s collection department headquarters and are divided into the following areas: early-stage collections and late-stage collections. Also, a specialty collections area exists that crosses product boundaries. Early-stage collection efforts involve accounts that are less than 40 days delinquent and late-stage collection efforts involve accounts 40 or more days delinquent, repossession efforts involve accounts which are in repossession status and vehicle remarketing efforts involve the sale of the repossessed vehicles.

The objective of the early stage group is to keep accounts that are 10-39 days delinquent from reaching 40 days delinquent. A late notice is sent at approximately 11 days past due, and calls are placed to the residence at approximately 10 to 20 days past due, depending upon the presence of certain risk factors. Early stage collectors contact accounts about 5 to 8 times before they reach 40 days delinquent.

The objective of the late stage group is to keep accounts from charging off. Letters and phone calls continue in the late-stage collections process. A notice of right to cure default/demand is usually sent to all obligated parties at 41-45 days past due (where applicable). A monthly report is prepared of accounts with potential to charge-off. Repossession is typically made between 60 and 75 days, at which time the account is normally sent to the specialty group.

Repossessions are managed by specialty collections which coordinates the repossession with local agencies within each state. Once the vehicle is repossessed, it is typically sent to auction. Occasionally high-end automobiles are sold at a retail outlet if the repossession group determines that this strategy will maximize the proceeds realized. Repossession inventory currently averages 65 to 70 vehicles per month, and the average time a vehicle spends in inventory is approximately 35 days. Some vehicles may spend a longer time in inventory due to seasonal issues in the used vehicle market. The sale price is applied to the loan balance and any outstanding loan balance is written off.

After charge-off, the account will be assigned to the recovery collectors in an attempt to secure payment arrangements for payment of the remaining balance. Settlement offers will be considered if full payment cannot be obtained. Small balance accounts may be sent to a collection agency for handling. If voluntary payments cannot be arranged, the account will again be reviewed for a money judgment and wage garnishment.

Insurance

Each Receivable requires the obligor to obtain and maintain collision and comprehensive insurance on the motor vehicle securing the Receivable. As a prerequisite to acquiring a loan the obligor must provide the Originator with evidence of acceptable insurance, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. In the event such insurance coverage is not maintained, the Servicer has the right, but is not obligated, to declare the Receivable to be in default. Due to a historically nominal loss experience the Servicer does not currently track or force place insurance on motor vehicle loans or its motor vehicle loan servicing portfolio. If it believes doing so may reduce its loss experience, the Servicer may elect to track insurance in the future in accordance with applicable law, but the Servicer may not force-place insurance on any motor vehicle securing a Receivable.

USE OF PROCEEDS

If so provided in the applicable prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the related Issuer to the purchase of the Receivables from the Seller, as applicable. The Seller will use the portion of the net proceeds paid to it to purchase the Receivables from the Originator.

PRINCIPAL DOCUMENTS

In general, the operations of an Issuer will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement (if an owner trust) or Limited Liability Agreement	owner trustee and the depositor	• creates the trust or limited liability
company
•    provides for issuance of certificates
and payments to certificateholders
•    establishes rights and duties of owner
trustee (if an owner trust)
• establishes rights of certificateholders

Indenture	Trust or LLC, as issuer of the notes, and indenture trustee	• provides for issuance of the notes, the terms of the notes and payments to noteholders • establishes rights and duties of indenture trustee • establishes rights of noteholders

Receivables Purchase Agreement	The Originator, any other transferor and the Seller	• effects the sale of Receivables to the Seller • contains representations and warranties concerning the Receivables

Sale and Servicing Agreement (if an owner trust or an LLC)	The Seller, the Servicer and an Issuer as purchaser	• effects sale of Receivables to the
Issuer
•    contains representations and
warranties concerning the
Receivables
•    contains servicing obligations of
Servicer
•    provides for compensation to
Servicer
•    directs how cash flow will be applied
to expenses of the Issuer and
payments on its securities

Pooling and Servicing Agreement	trustee, the Seller and the Servicer	• creates the Trust
•    effects sale of Receivables to the
Trust
•    contains representations and
warranties concerning the
Receivables
•    contains servicing obligations of
Servicer
•    provides for compensation to
Servicer

Document	Parties	Primary Purposes

• provides for issuance of certificates
and payments to certificateholders
•    directs how cash flow will be applied
to expenses of the Trust and
payments to certificateholders
•    establishes rights and duties of
trustee
• establishes rights of certificateholders

The material terms of these documents are described throughout this prospectus and in the applicable prospectus supplement. The applicable prospectus supplement for a series will describe any material provisions of these documents as used in that series that differ in a material way from the provisions described in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

THE RECEIVABLES POOLS

General

The Receivables to be sold to each Issuer will be selected for inclusion in a receivables pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the applicable prospectus supplement, each Receivable:

(1)  is secured by a new or used automobile, motorcycle, van, truck, bus and/or trailer, light-duty truck or other similar vehicle;

(2)  was originated by the Originator or an affiliate of the Originator or acquired, either from a motor vehicle dealer or a financial institution, by the Originator or an affiliate of the Originator;

(3)  provides for level monthly payments, except for the last payment, which may be different from the level payments, that, to the extent set forth in the applicable prospectus supplement, amortize the amount financed over the original term to maturity of the related Receivable; and

(4)  is a Precomputed Receivable or a Simple Interest Receivable.

The Originator will not use any selection procedures in selecting the Receivables for each receivables pool that are materially adverse to the securityholders of that series.

The Originator will sell or transfer (or cause the sale or transfer of) Receivables having an aggregate principal balance specified in the applicable prospectus supplement as of the cutoff date to the applicable Issuer. The purchase price paid by each Issuer for each Receivable included in the property of the Issuer will either reflect the principal balance of the Receivable as of the cutoff date calculated under the Actuarial Method or Simple Interest Method or another method as specified in the applicable prospectus supplement.

Calculation Methods

“Actuarial Method” means the method of calculating interest due on a Receivable without regard to the period of time which has elapsed since the preceding payment was made, using the Actuarial Method or the method known as the Rule of 78s or sum-of-the-digits method.

“Balloon Payment” means, with respect to a Balloon Payment Receivable, the final payment which is due at the end of the term of the Receivable.

“Balloon Payment Receivable” means a Receivable that provides for the amortization of the entire amount financed under the Receivable over a series of equal monthly installments with a substantially larger final payment which is due at the end of the term of the Receivable.

“Precomputed Receivables” consist of either (1) monthly actuarial Receivables (“Actuarial Receivables”) or (2) Receivables that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78s Receivables”). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Receivable multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Receivable for the term of the Receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

“Simple Interest Method” means the method of calculating interest due on a Receivable on a daily basis based on the actual principal balance of the Receivable on that date.

“Simple Interest Receivables” are Receivables that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated contract interest rate under the related Receivable and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Receivable, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

To the extent provided in the applicable prospectus supplement, each Issuer will account for the Rule of 78s Receivables as if the Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of the Receivable and accrued interest on the Receivable, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the related series, but will be paid to the Servicer as additional servicing compensation to the extent not required to be returned to the related obligor.

Information with respect to each receivables pool will be set forth in the applicable prospectus supplement, including, to the extent appropriate, the composition and distribution by contract rate and by states of origination of the Receivables, the portion of each receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of each receivables pool secured by new vehicles and by used vehicles.

The Receivables to be held by each Issuer, whether Simple Interest Receivables or Precomputed Receivables, may be Balloon Payment Receivables that provide for level monthly payments that fully amortize the amount financed over its original term to maturity or, alternatively, provide for the amount financed to amortize over a series of equal monthly installments with a substantially larger final scheduled payment of principal together with one month’s interest. The final Balloon Payment is generally set by the Seller for each particular model of vehicle at the time the Receivable is originated and is due at the end of the term of the Receivable. The net amount actually due from an obligor at the end of term of a balloon payment Receivable may be greater or less than the Balloon Payment as a result of:

(1)  in the case of a Simple Interest Receivable, early or late payments by the obligor during the term of the Receivable and the applications of day counting conventions; and

(2)  in the case of a Simple Interest Receivable or an Actuarial Receivable, additional fees and charges that may be owed by the obligor with respect to the contract on the Financed Vehicle.

Upon maturity of a Balloon Payment Receivable, the related obligor may satisfy the amount it owes by:

(1)  paying the remaining principal amount of the Receivable, all accrued and unpaid interest, plus any fees, charges, and other amounts then owing, during the term of the Receivable and the application of day counting conventions;

(2)  refinancing the net amount then due, which may be greater or less than the Balloon Payment, subject to several conditions; or

(3)  selling the related Financed Vehicle to the Servicer or its assignee for an amount equal to the Balloon Payment, as reduced by charges for excess wear and tear and excess mileage and by a disposition fee payable to the Servicer, and paying any excess of the total amount owed under the Receivable over the Balloon Payment to the Servicer.

If the obligor sells the Financed Vehicle to the Servicer, acting on behalf of the Issuer, the Issuer may or may not receive the full amount of the Balloon Payment upon the subsequent sale of the Financed Vehicle. If the full amount owed by an obligor under a Balloon Payment Receivable is not collected, the shortfall will reduce the funds available to make payments on the securities.

If the Receivables in a pool of Receivables included in the property of an Issuer include Balloon Payment Receivables, we will provide more specific information about the origination and servicing of the Receivables and the consequences of including the Receivables in a receivables pool in the applicable prospectus supplement.

Specific information with respect to each pool of Receivables held by an Issuer will be set forth in the applicable prospectus supplement, including, to the extent appropriate:

(1)  the portion of the receivables pool consisting of Precomputed Receivables and of Simple Interest Receivables;

(2)  the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

(3)  the aggregate principal balance of all of the related Receivables;

(4)  the average principal balance of the related Receivables and the range of principal balances;

(5)  the number of Receivables in the receivables pool;

(6)  the geographic distribution of Receivables in the receivables pool;

(7)  the average original amount financed and the range of original amounts financed;

(8)  the weighted average contract rate of interest and the range of such rates;

(9)  the weighted average original term and the range of original terms;

(10)  the weighted average remaining term and the range of remaining terms;

(11)  the scheduled weighted average life; and

(12)  the distribution by stated contract rate of interest.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of the Servicer pertaining to delinquencies, repossessions and net losses with respect to Receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any receivables pool will be comparable to prior experience of the Servicer.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

The weighted average life of the notes, if any, and the certificates of any series generally will be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to securities backed by Receivables, the term “prepayments” includes prepayments in full, partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums, liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables repurchased by the Seller or purchased by the Servicer. Substantially all of the Receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of Receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Originator. The rate of prepayment on Receivables may also be influenced by the structure of the loan. In addition, under some circumstances, Receivables will be required to be repurchased from a given Issuer pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from the Issuer pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of specific covenants. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” and “—Servicing Procedures”. See also “Certain Matters Regarding the Servicer—Termination” regarding the Servicer’s obligation to purchase Receivables from a given Issuer.

In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the notes and/or certificates of a series on each payment date or distribution date, as the case may be, since the amount will depend, in part, on the amount of principal collected on the related Receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Receivables will be borne entirely by the noteholders and certificateholders. The applicable prospectus supplement may set forth some additional information with respect to the maturity and prepayment considerations applicable to particular Receivables and the related series of securities.

POOL FACTORS AND TRADING INFORMATION

The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the Servicer or indenture trustee will compute prior to each payment with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable payment date, after giving effect to payments to be made on the applicable payment date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the Servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable distribution date, after giving effect to distributions to be made on the applicable distribution date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the applicable prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Payment Date or distribution date, as the case may be, concerning payments received on the Receivables, the “Pool Balance” (as defined in the applicable prospectus supplement) and each Note Pool Factor or Certificate Pool Factor, as applicable.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities—Statements to Securityholders”.

DESCRIPTION OF THE NOTES

Each Issuer that is an owner trust or an LLC will issue one or more classes of notes pursuant to an indenture (each, an “Indenture”) between the related owner trust or LLC and the indenture trustee. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the applicable prospectus supplement, each class of notes will initially be represented by one or more physical certificates registered in the name of the nominee of DTC (together with any successor company selected by the Issuer). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the applicable prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the applicable prospectus supplement in book-entry form or any other form as shall be specified in the applicable prospectus supplement. If the notes are available in book-entry form only, the Seller has been informed by DTC that DTC’s nominee will be Cede unless another nominee is specified in the applicable prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the applicable prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from its participating organizations, and all references in this prospectus and in the applicable prospectus supplement to payments, notices, reports and statements to noteholders refer to payments, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for payment to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus.

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the applicable prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the applicable prospectus supplement. The applicable prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the applicable prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including as a result of the exercise by the Servicer of its option to purchase the related receivables pool. See “Certain Matters Regarding the Servicer—Termination” in this prospectus.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the applicable prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given payment date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the applicable prospectus supplement.

The applicable prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a payment date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “Description of the Transfer and Servicing Agreements—Distributions” and “—Credit and Cash Flow Credit Enhancement” in this prospectus.

In the case of a series of securities issued by an Issuer that is an owner trust or an LLC that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest of each class will be set forth in the applicable prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the applicable prospectus supplement.

If specified in the applicable prospectus supplement, the Issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series of outstanding securities. To the extent specified in any prospectus supplement, one or more classes of notes of a given Issuer may have targeted scheduled distribution dates on which such notes will be paid in full to the extent the Issuer is able to issue a variable pay term note or to receive advances under variable pay revolving notes in sufficient principal amounts. The proceeds of issuance of such variable pay term note, which may be issued publicly or privately, or the advances obtained from any variable pay revolving notes, will be applied to pay the specified class of notes in the manner set forth in the applicable prospectus supplement, and such variable pay term note or variable pay revolving notes will receive principal payments in the amounts and with the priority specified in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, the Issuer may segregate the receivables relating to a series of securities into two or more receivables pools, and may issue classes of securities that are paid primarily or exclusively from one of those receivables pools.

Provisions of the Indenture

Events of Default, Rights Upon Event of Default.    “Events of Default” in respect of a series of notes under the related Indenture will consist of:

(1)  a default for five days or more in the payment of any interest on any note;

(2)  a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

(3)  a default in the observance or performance of any material covenant or agreement of the related Issuer made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and the Servicer delivers an officer’s certificate to the related indenture trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Issuer by the applicable indenture trustee or to the Issuer and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)  any representation or warranty made by the Issuer in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured within 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and the Servicer delivers an officer’s certificate to the related indenture trustee to the effect that the Issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Issuer by the applicable indenture trustee or to the Issuer and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)  particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Issuer or a substantial part of the property of the Issuer; and

(6)  any other events as may be specified in the applicable prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any payment date generally will be limited to amounts available to be deposited in the applicable Principal Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable maturity date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority of the aggregate outstanding principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority of the aggregate outstanding principal amount of the notes.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Issuer, exercise remedies as a secured party, sell the related Receivables or elect to have the applicable Issuer maintain possession of the Receivables and continue to apply collections on these Receivables as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the applicable prospectus supplement, the indenture trustee will be prohibited from selling the Receivables following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any note of the series, unless:

(1)  the holders of all outstanding notes consent to the sale;

(2)  the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale; or

(3)  the indenture trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the applicable prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

(1)  the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

(2)  the holders of not less than 25% of the aggregate outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

(3)  the holder or holders have offered the indenture trustee reasonable indemnity;

(4)  the indenture trustee has for 60 days failed to institute a proceeding; and

(5)  no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the aggregate outstanding principal amount of the notes of the series.

With respect to any Issuer that is an owner trust or an LLC, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Issuer, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Issuer contained in the applicable Indenture.

No Issuer may engage in any activity other than as described in this prospectus or in the applicable prospectus supplement. No Issuer will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

Certain Covenants.    Each Indenture will provide that the related Issuer may not consolidate with or merge into any other entity, unless:

(1)  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

(2)  the entity expressly assumes the Issuer’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Issuer under the Indenture;

(3)  no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

(4)  the Issuer has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

(5)  the Issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Issuer or to any related noteholder or certificateholder;

(6)  any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

(7)  the Issuer has delivered to the related indenture trustee an officer’s certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No Issuer that is an owner trust or an LLC will:

(1)  except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or other documents with respect to the Issuer (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer;

(2)  claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Issuer;

(3)  dissolve or liquidate in whole or in part;

(4)  permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

(5)  permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part of its property, or any interest in the Issuer or the proceeds of the Issuer; or

(6)  permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the Issuer.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not, prior to the date which is one year and one day after the payment in full of all outstanding obligations of the Issuer, institute against the applicable Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture.    The Issuer and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

(1)  change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Issuer to payment of principal or interest on the notes of the series, or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

(2)  impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

(3)  reduce the percentage of the aggregate outstanding principal amount of the notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

(4)  modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the Seller or an affiliate of any of them;

(5)  reduce the percentage of the aggregate outstanding principal amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

(6)  decrease the percentage of the aggregate outstanding principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate outstanding principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

(7)  permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

An Issuer and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series:

(1)  to cure any ambiguity;

(2)  to correct or supplement any provisions in the Indenture; or

(3)  for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement.    Each Issuer that is an owner trust or an LLC will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report.    If required by the Trust Indenture Act, the indenture trustee for each Issuer that is an owner trust or an LLC will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the Issuer to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture.    Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the applicable prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust or LLC will be obligated to appoint a successor indenture trustee for the series. Additionally, the Holders of a majority of the aggregate outstanding principal amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An Issuer that is an owner trust or an LLC may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the Issuer will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

DESCRIPTION OF THE CERTIFICATES

Each Issuer, if a Trust, will issue one or more classes of certificates pursuant to a Trust Agreement or a Pooling and Servicing Agreement, as applicable. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any certificates included in a series of securities. The following summary does not purport to be a complete description of all terms of the related certificates, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

If so specified in the applicable prospectus supplement and except for the certificates, if any, of a series purchased by a Seller or any of its affiliates, each class of certificates will initially be represented by one or more physical certificates registered in the name of DTC. The certificates will be available for purchase in minimum denominations of $10,000 or any other minimum denomination as shall be specified in the applicable prospectus supplement and integral multiples of $1,000 in excess of $10,000 or any other minimum denomination so specified in the applicable prospectus supplement in book-entry form only, or any other form as shall be specified in the applicable prospectus supplement. If the certificates are available in book-entry form only, the Seller has been informed by DTC that DTC’s nominee will be Cede. Accordingly, the nominee is expected to be the holder of record of the certificates of any series. If the certificates are available in book-entry form only, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement, no certificateholder, other than a Seller or any of its affiliates, will be entitled to receive a physical certificate representing a certificate. If the certificates are available in book-entry form only, all references in this prospectus and in the applicable prospectus supplement to actions by certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references in this prospectus and in the applicable prospectus supplement to distributions, notices, reports and statements to certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities—Book-Entry Registration” and “—Definitive Securities” in this prospectus. Any certificate of a series owned by a Seller or any of its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, to the extent set forth in the related Trust Agreement, the certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the related documents.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, certificate pass-through rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates of a series will be described in the applicable prospectus supplement. Distributions of interest on these certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the applicable prospectus supplement, a series of certificates may include one or more classes of strip certificates entitled to (1) principal distributions with disproportionate, nominal or no interest distributions or (2) interest distributions with disproportionate, nominal or no principal distributions. Each class of certificates may have a different certificate pass-through rate, which may be a fixed, variable or adjustable certificate pass-through rate, and which may be zero for some classes of strip certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the certificate pass-through rate for each class of certificates of a series or the method for determining the certificate pass-through rate.

In the case of a series of securities that includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, of each class will be as set forth in the applicable prospectus supplement. In the case of certificates issued by an Issuer that is an owner trust, distributions in respect of these certificates will be subordinated to payments in respect of the notes of the related series and to the extent described in the applicable prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all holders of certificates of the class.

CERTAIN INFORMATION REGARDING THE SECURITIES

General

The applicable prospectus supplement will describe:

(1)  the timing, amount and priority of payments of principal and interest on each class of securities;

(2)  their interest rates or the formula for determining their interest rates;

(3)  the method of determining the amount of their principal payments;

(4)  the priority of the application of the Issuer’s available funds to its expenses and payments on its securities; and

(5)  the allocation of losses on the Receivables in relation to the amount of the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities. A security may be entitled to:

(1)  principal payments with disproportionate, nominal or no interest payments;

(2)  interest payments with disproportionate, nominal or no principal payments; or

(3)  residual cash flow remaining after all other classes have been paid.

Interest rates may be fixed or floating. If a class of securities is redeemable, the applicable prospectus supplement will describe when they may be redeemed and at what price. The aggregate initial principal amount of the securities issued by an Issuer may be greater than, equal to or less than the aggregate initial principal amount of the Receivables held by that Issuer.

Payments of principal and interest on any class of securities will be made on a pro rata basis among all the security holders of each class. If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class. A series may provide for a liquidity facility or similar arrangement that permits one or more classes of securities to be paid in planned amounts on scheduled payment dates or distribution dates, as the case may be.

Fixed Rate Securities

Each class of securities entitled to receive principal and interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the applicable prospectus supplement. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the applicable prospectus supplement. Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the applicable prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the applicable prospectus supplement at a rate determined (i) by reference to a base rate of interest, plus or minus the number of basis points specified in the applicable prospectus supplement, if any, or multiplied by the percentage specified in the applicable prospectus supplement, if any, or (ii) as otherwise specified in the applicable prospectus supplement.

The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates, negotiable certificates of deposit rates or another rate set forth in the applicable prospectus supplement.

A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; in addition to any maximum interest rate that may be applicable to any class of floating rate securities, the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

(2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each Issuer issuing floating rate securities may appoint a calculation agent to calculate interest rates of each class of its floating rate securities. The applicable prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the trustee or indenture trustee with respect to the Issuer. All determination of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical Rating Agency and receive the rating specified in the applicable prospectus supplement by at least one Rating Agency.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth in the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such prospectus supplement (the “Revolving Period”). The Revolving Period may not be longer than one year from the date of issuance of a class or classes of notes or certificates of a series. During the Revolving Period, all collections of principal otherwise allocated to such classes of notes or certificates may be:

•	utilized by the Issuer during the Revolving Period to acquire additional Receivables which satisfy the criteria described under “The Receivables Pools—General” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those notes or certificates of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

An “Amortization Period” is the period during which an amount of principal is payable to holders of a series of securities which, during the Revolving Period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an Amortization Period all or a portion of principal collections on the Receivables may be applied as specified above for a Revolving Period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an Amortization Period.

Each Issuer which has a Revolving Period may also issue to the related Seller a certificate evidencing a retained interest in the Issuer not represented by the other securities issued by such Issuer. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each Issuer will issue only one series of notes and/or certificates, however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

If specified in the applicable prospectus supplement, the Issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Book-Entry Registration

If specified in the applicable prospectus supplement, securityholders may hold their securities through The Depository Trust Company (“DTC”) in the United States or “Clearstream” or “Euroclear” in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.

DTC’s nominee will be Cede & Co. (“Cede”), unless another nominee is specified in the applicable prospectus supplement. Accordingly, the nominee is expected to be the holder of record of any book-entry securities of any class or series. Unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the applicable prospectus supplement, no securityholders will be entitled to receive a physical note or certificate representing its interest in a security. All references in this prospectus and in the applicable prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus and in the applicable prospectus supplement to distributions, notices, reports and statements to securityholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable securities, for distribution to securityholders in accordance with DTC’s procedures with respect to the securities. See “Certain Information Regarding the Securities—Definitive Securities” in this prospectus.

Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for “DTC participants” and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to “DTC indirect participants” such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly (DTC participants and DTC indirect participants, collectively, the “Participants”).

Transfers between DTC participants will occur in accordance with the rules, regulations and procedures creating and affecting DTC and its operations. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines—European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a

Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

A securityholder, as used in this prospectus, means a holder of a beneficial interest in a book-entry security. Unless otherwise provided in the applicable prospectus supplement, securityholders that are not DTC participants or DTC indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through DTC participants and DTC indirect participants. In addition, securityholders will receive all distributions of principal of and interest on securities from the applicable trustee or indenture trustee, through the DTC participants, who in turn will receive them from DTC.

Under a book-entry format, security owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to Cede, as nominee for DTC. DTC will forward these payments to DTC participants which will then forward them to DTC indirect participants or security owners. We anticipate that the only “noteholder” and “certificateholder” will be Cede, as nominee of DTC. Securityholders will not be recognized by the applicable trustee or indenture trustee as noteholders or certificateholders, as these terms are used in the trust agreement and the indenture. Securityholders will only be permitted to exercise the rights of securityholders indirectly through DTC, Clearstream or Euroclear and their respective participants or organizations.

Under the rules and procedures administered by DTC, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. DTC participants and DTC indirect participants with which security owners have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective security owners. Accordingly, although security owners will not physically possess securities, the DTC rules provide a mechanism by which DTC participants will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of DTC indirect participants and certain banks, the ability of a security owner to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of physical notes or certificates for those securities.

DTC has advised the Seller that it will take any action permitted to be taken by a security owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more DTC participants to whose accounts with DTC the applicable notes or certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC participants whose holdings include those undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movements of certificates. Transactions may be settled by Clearstream in any of 28 currencies, including United States dollars.

Clearstream provides to its Clearstream participants, among other things:

(1)  services for safekeeping, administration, clearance and settlement of internationally traded securities; and

(2)  securities lending and borrowing.

Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulations by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriter of any series. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

The Euroclear system was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with Euroclear Clearance Systems S.C. or the Clearance Cooperative, a Belgian co-operative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions governing use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the aforementioned terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator will take any other action permitted to be taken by a securityholder under the related indenture or trust agreement on behalf of a Clearstream participant or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect these actions on its behalf through DTC.

DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and they may discontinue these procedures at any time.

Except as required by law, neither the underwriters, the trustee nor the indenture trustee, as applicable, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Global Clearance, Settlement and Tax Documentation Procedures

In most circumstances, the securities offered by the applicable prospectus supplement will be issued only as global securities which are registered and held by a depository. Securityholders of the global securities may hold their global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear and the DTC participants.

Non-U.S. Holders of global securities may have to pay U.S. withholding taxes unless the holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement.    All global securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Securityholders’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold their positions in accounts as DTC participants.

Securityholders electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Securityholders electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading.    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and Seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.    When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date or distribution date, as the case may be, to and excluding the settlement date. Payment or distribution will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The global securities credit will appear on the next day accounting to European time, and the cash debit will be back-valued to, and interest on the global securities will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead on the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the Seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between DTC participants.

Trading between Clearstream or Euroclear Seller and DTC purchaser.    Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The Seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date or distribution date, as the case may be, to and excluding the settlement date. The payment or distribution will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)  borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, under the clearing system’s customary procedures;

(2)  borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(3)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements.    A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount (“OID”), on registered debt issued by U.S. Persons, unless:

(1)  each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)  that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

Exemption for non-U.S. Persons (Form W-8BEN).    Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a properly completed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing a properly completed Form W-8BEN.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds the security, or to the clearing agency, in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a new Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means:

(1)  a citizen or resident of the United States;

(2)  a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

(3)  an estate, the income of which is includible in gross income for United States Tax purposes, regardless of its source; or

(4)  a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Securityholders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

If so stated in the applicable prospectus supplement, the notes and/or certificates of a given series will be issued in fully registered, certificated form (“Definitive notes” and “Definitive certificates”, respectively, and, collectively, “Definitive Securities”) to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if:

(1)  the related trustee of a grantor trust or the related indenture trustee in the case of an owner trust or LLC, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and the indenture trustee or trustee, as applicable, is unable to locate a qualified successor;

(2)  the indenture trustee or trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC; or

(3)  after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes or certificates, as applicable, of the series, advise the related indenture trustee or trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee or indenture trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the Issuer will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will subsequently be made by the related trustee or indenture trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Payments or distributions, as the case may be, will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any securities, whether Definitive Securities or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final payment or distribution, as the case may be, to securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the related trustee or indenture trustee, or any security registrar appointed by the related trustee or the indenture trustee, as applicable. No service charge will be imposed for any registration of transfer or exchange, but the trustee or indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each payment date or distribution date, as the case may be, the Servicer will prepare and forward to the related indenture trustee or trustee to be included with the payment or distribution, as the case may be, to each securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the applicable prospectus supplement:

(1)  the amount of the payment or distribution, as the case may be, allocable to principal of each class of securities of the series;

(2)  the amount of the payment or distribution, as the case may be, allocable to interest on each class of securities of the series;

(3)  if applicable, the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period;

(4)  the aggregate outstanding principal balance and Note Pool Factor for each class of notes, if any, and the certificate balance and Certificate Pool Factor for each class of certificates of the series as of the related record date;

(5)  the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions to the balance of the Reserve Account or withdrawals from the Reserve Account or reductions to the Reserve Account to be made on the following payment date or distribution date, as the case may be; and

(6)  the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the applicable prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes or certificates of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes or the initial certificate balance of the certificates, as applicable.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Issuer, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during the related calendar year shall have been a registered securityholder a statement containing information for the purposes of the securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences” in this prospectus.

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Three or more holders of the certificates of any series or one or more holders of the certificates evidencing not less than 25% of the certificate balance of the certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under the certificates.

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

(1)  each receivables purchase agreement (a “Receivables Purchase Agreement”) pursuant to which Receivables will be transferred to the Seller;

(2)  each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, certificates will be issued, and the Servicer will service Receivables in the case of a grantor trust;

(3)  each Sale and Servicing Agreement pursuant to which the Seller will transfer Receivables to an Issuer and the Servicer will service Receivables, in the case of an owner trust or an LLC; or

(4)  each administration agreement pursuant to which the Originator or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an Issuer (collectively, the “Transfer and Servicing Agreements”).

The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

Sale and Assignment of the Receivables

On or prior to the related closing date, the transferor or transferors, pursuant to a Receivables Purchase Agreement, will transfer and assign to the Seller without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the applicable prospectus supplement, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the “Schedule of Receivables”).

On the related closing date, the Seller will transfer and assign to the Issuer, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the applicable prospectus supplement. Concurrently with the transfer and assignment of Receivables to the related Issuer, the related trustee or indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

On each closing date, either the Originator, in the Receivables Purchase Agreement, or the Servicer in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will represent and warrant, among other things, that:

(1)  the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable cutoff date;

(2)  the obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Servicer’s normal requirements;

(3)  on the closing date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

(4)  at the closing date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Primary Originator and assigned to the Seller;

(5)  each Receivable, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

(6)  any other representations and warranties that may be set forth in the applicable prospectus supplement.

Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, if the Originator is making the representations and warranties described above, the Seller will assign to the related Issuer all of the representations and warranties made by the Originator to the Seller under the related Receivables Purchase Agreement for the benefit of the related securityholders.

To the extent specified in the applicable prospectus supplement, as of the last day of the second Collection Period, or, if the Originator or the Servicer so elects, the last day of the first Collection Period, following the discovery by or notice to the Originator or the Servicer of any breach of a representation and warranty of the Originator or the Servicer that materially and adversely affects the interests of the related Issuer in any Receivable, the Originator will be obligated to repurchase or the Servicer will be obligated to purchase the Receivable, unless the Originator or the Servicer, as applicable, cures the breach in a timely fashion. The purchase price for any of these Receivables will be equal to the unpaid principal balance owed by the obligor on the Receivable, plus accrued and unpaid interest on the unpaid principal balance at the applicable contract rate to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the securityholders, the related trustee and any related indenture trustee for any uncured breach.

Accounts

With respect to each Issuer that is an owner trust or an LLC, the Servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (1) one or more accounts, on behalf of the related securityholders, into which all payments made on or in respect of the related Receivables will be deposited (the “Collection Account”) and (2) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions of principal to the noteholders will be made (the “Principal Distribution Account”). With respect to each Issuer, the Servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”). With respect to any grantor trust, the Servicer or the related trustee will also establish and maintain the Collection Account and any other account in the name of the related trustee on behalf of the related certificateholders.

If so provided in the applicable prospectus supplement, the Servicer will establish for each series of securities an additional account (the “Payahead Account”), in the name of the related indenture trustee, in the case of an owner trust or an LLC, or trustee, in the case of a grantor trust, into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of obligors on Precomputed Receivables will be deposited until the time these payments become due. Until the time payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for payment or distribution to noteholders or certificateholders. Any other accounts to be established with respect to an Issuer will be described in the applicable prospectus supplement.

For each series of securities, funds in the Collection Account, Principal Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified in the applicable prospectus supplement (collectively, the “Accounts”) will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. “Eligible Investments” will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled payment or distribution to securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of the next scheduled payment or distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a

Reserve Account at any time may be less than the balance of that Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the applicable prospectus supplement) exceeds the amount of available funds on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. To the extent provided in the applicable prospectus supplement, investment earnings on funds deposited in the Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), (a) may be deposited in the applicable Collection Account on each payment date or distribution date, as the case may be, and will be treated as collections of interest on the related Receivables or (b) may be distributed to the Servicer and will not be available to make distributions to the related noteholders or certificateholders.

The Accounts will be maintained as Eligible Deposit Accounts. “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of an institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. “Eligible Institution” means, with respect to an Issuer, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) an institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the applicable prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the indenture trustee in the case of an Issuer that is an owner trust or an LLC, and the trustee, in the case of an Issuer that is a grantor trust, which will be used to acquire additional Receivables from time to time during the time period specified in the applicable prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Receivables, the Pre-Funded Amount may be invested in one or more Eligible Investments.

During any Pre-Funding Period, the Seller or any other party specified in the applicable prospectus supplement will be obligated, subject only to the availability of additional Receivables, to transfer to the related Issuer additional Receivables from time to time during the related Pre-Funding Period. Additional Receivables will be required to satisfy specific eligibility criteria more fully set forth in the applicable prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the property of the Issuer as of the closing date subject to exceptions as are expressly stated in the applicable prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the applicable prospectus supplement, it is anticipated that:

(1)  the Pre-Funding Period will not exceed one year from the related closing date;

(2)  the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the applicable prospectus supplement; and

(3)  the Pre-Funded Amount will not exceed 40% of the principal amount of the securities issued pursuant to a particular offering.

Servicing Procedures

To assure uniform quality in servicing the Receivables and to reduce administrative costs, each Issuer will designate the Servicer as custodian to maintain possession, as the Issuer’s agent, of the related Receivables and any other documents relating to the Receivables. The Seller’s and the Servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Issuer, and UCC financing statements reflecting the sale and assignment will be filed.

The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow the collection procedures as it follows with respect to comparable Receivables it services for itself and others. The prospectus supplement will specify that the Servicer may, in its discretion, arrange with the obligor on a Receivable to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the “Receivable Maturity Date” (as the term is defined with respect to any receivables pool in the applicable prospectus supplement). Some arrangements may result in the Servicer purchasing the Receivables for the Repurchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, sell all or any portion of any defaulted Receivables or take any other action permitted by applicable law. See “Certain Legal Aspects of the Receivables” in this prospectus.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will permit the Servicer to delegate (1) any or all duties of the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, to any affiliate of the Servicer, or (2) specific duties to subcontractors who are in the business of performing such duties.

Collections

With respect to each Issuer, the Servicer or the trustee will deposit all payments on the related Receivables, from whatever source, and all proceeds of the related Receivables, collected during the period specified in the applicable prospectus supplement (a “Collection Period”) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Receivables or any other period as specified in the applicable prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the Servicer on a monthly basis not later than two business days prior to the applicable payment date or distribution date, as the case may be, if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the applicable prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit the funds to the Collection Account on any payment date or distribution date, as the case may be, securityholders might incur a loss. To the extent set forth in the applicable prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Issuer to secure timely remittances of collections on the related Receivables and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the Servicer.

Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the Servicer with respect to the Receivable, as described below, and then to the scheduled monthly payment due on the Receivable. If so provided in the applicable prospectus supplement, any portion of the collections remaining after the scheduled monthly payment has been made (these excess amounts, the “Payaheads”) will, unless the remaining amount is sufficient to prepay the Precomputed Receivable in full, and subject to limitations which, if applicable, will be specified in the applicable prospectus supplement, be transferred to and kept in the Payahead Account until a later payment date on which the Payaheads may be applied either to the scheduled payment due during the related Collection Period or to prepay the Receivable in full.

Advances

If specified in the applicable prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the Servicer generally will advance the shortfall (a “Precomputed Advance”). The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Receivable or other Precomputed Receivables in the related receivables pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable payment date or distribution date, as the case may be. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related receivables pool.

If specified in the applicable prospectus supplement, on or before the business day prior to each payment date or distribution date, as the case may be, the Servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective contract rates for the related Collection Period, assuming that the Simple Interest Receivables are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Receivables during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, if so specified in the applicable prospectus supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as the term is defined in the applicable prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Receivable that became a Liquidated Receivable, but not including interest for the then current Collection Period, will be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

Net Deposits

For administrative convenience, unless the Servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under “Collections” above, the Servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Issuer for or in respect of each Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

Servicing Compensation and Payment of Expenses

To the extent provided in the applicable prospectus supplement, with respect to each Issuer the Servicer will be entitled to receive, out of interest collected on or in respect of the related Receivables serviced by the Servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the applicable prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Receivables as of the first day of the related Collection Period. To the extent provided in the applicable prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates or Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount (as defined in the applicable prospectus supplement); however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the applicable prospectus supplement, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Issuer for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Receivable and late fees and other charges in accordance with the Servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the Servicer for performing the functions of a third party Servicer of motor vehicle receivables as an agent for the related Issuer, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related indenture trustee or trustee, and generating federal income tax information for the Issuer and for the related noteholders and/or certificateholders as well as the Issuer’s compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the Servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, data processing cost and other costs incurred in connection with administering the Receivables.

Distributions

With respect to each series of securities, beginning on the payment date or distribution date, as the case may be, specified in the applicable prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related trustee or indenture trustee, as applicable, to the certificateholders and noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes and/or distributions to holders of each class of certificates will be set forth in the applicable prospectus supplement.

With respect to each Issuer, on each payment date or distribution date, as the case may be, collections on or in respect of the related Receivables will be withdrawn from the related Collection Account, for payment or distribution to the noteholders and certificateholders to the extent provided in the applicable prospectus supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for payment or distribution on the date to the extent specified in the applicable prospectus supplement. As and to the extent described in the applicable prospectus supplement, payments or distributions in respect of principal of a class of securities of a series may be subordinate to payments or distributions in respect of interests on the class, and distributions in respect of one or more classes of certificates of the series may be subordinate to payments in respect of the notes, if any, of the series or other classes of certificates. Payments or distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Credit Enhancement

The amounts and types of any credit and cash flow credit enhancement arrangements and the provider of the credit and cash flow credit enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the applicable prospectus supplement. To the extent provided in the applicable prospectus supplement, credit or cash flow credit enhancement may be in the form of subordination of one or more classes of securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or any other arrangements that are incidental to or related to the Receivables included in an Issuer as may be described in the applicable prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow credit enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of these losses, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of securityholders of other series.

Reserve Account.    If so provided in the applicable prospectus supplement, pursuant to the related Transfer and Servicing Agreement, the Seller will establish for a series or class or classes of securities an account (the “Reserve Account”), which will be maintained with the related indenture trustee or trustee, as applicable. A Reserve Account will be funded by an initial deposit by the Seller, as applicable, on the closing date in the amount set forth in the applicable prospectus supplement. As further described in the applicable prospectus supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each payment date or distribution date, as the case may be, to the extent described in the applicable prospectus supplement, by the deposit there of amounts from collections on the Receivables. The applicable prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Reserve Account, either to holders of the securities covered by the Reserve Account or to the Seller or to any other entity designated by the Seller.

Evidence as to Compliance

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Issuer and indenture trustee and/or trustee a statement as to compliance by the Servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Receivables, the Servicer’s accounting records and computer files with respect to the Servicer’s compliance and other matters.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Issuer and indenture trustee and/or trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The Servicer will agree to give each indenture trustee and/or trustee, as applicable, notice of particular Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee, as applicable, at the corporate trust office for the trustee or indenture trustee specified in the applicable prospectus supplement.

Statements to Trustees and the Issuer

Prior to each payment date or distribution date, as the case may be, with respect to each series of securities, the Servicer will provide to the applicable indenture trustee, if any, and the applicable trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to securityholders of the series as described under “Certain Information Regarding the Securities—Statements to Securityholders” in this prospectus.

Description of the Administration Agreement

The Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the Issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations on behalf of the Issuer required by the related indenture and the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. With respect to any Issuer, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee if so provided in the applicable prospectus supplement. Any administration fee will be paid by the Servicer.

CERTAIN MATTERS REGARDING THE SERVICER

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the Servicer may not resign from its obligations and duties as Servicer under the applicable Sale and Servicing or Pooling and Servicing Agreement, except upon determination that the Servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor Servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Issuer or securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the Servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the Servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer, or any corporation which assumes the obligations of the Servicer, will be the successor to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Servicer Defaults

A “Servicer Default” under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will consist of:

(1)  any failure by the Servicer to deliver to the related trustee or indenture trustee, as applicable, for deposit in any of the Accounts any required payment or to direct the related indenture trustee or trustee, as applicable, to make any required payments or distributions from the Accounts, which failure continues unremedied for five business days after discovery by an officer of the Servicer or written notice of failure is given (a) to the Servicer by the related trustee or indenture trustee, as applicable, or (b) to the Servicer and to the related trustee or indenture trustee, as applicable, by holders of notes, if any, evidencing not less than 25% of the aggregate outstanding principal amount of the notes or, in the event a series of securities includes no notes or if the notes have been paid in full, by holders of certificates evidencing not less than 25% of the certificate balance;

(2)  any failure by the Servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for 60 days after written notice of failure is given to the Servicer in the same manner described in clause (1) above;

(3)  specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)  any other events as may be set forth in the applicable prospectus supplement.

Rights Upon Servicer Default

Generally, in the case of an owner trust or an LLC, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate outstanding principal amount of the notes may terminate all the rights and obligations of the Servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor Servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any grantor trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related trustee or holders of certificates of the related series evidencing not less than 25% of the certificate balance may terminate all the rights and obligations of the Servicer under the related Pooling and Servicing Agreement, and upon this termination the trustee or a successor Servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the related Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee, receiver or similar official has been appointed for the Servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders or the trustee or the related certificateholders from effecting a transfer of servicing. If the related indenture trustee, if any, or the related trustee is unwilling or unable to act as successor to the Servicer, the indenture trustee or trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee, if any, or the trustee may arrange for compensation to be paid to the successor Servicer, which in no event may be greater than the compensation payable to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Waiver of Past Defaults

To the extent provided in the applicable prospectus supplement, (1) in the case of each owner trust or LLC, holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, or of certificates evidencing not less than a majority of the outstanding certificate balance, in the case of any default that does not adversely affect the indenture trustee or noteholders, and (2) in the case of each grantor trust, holders of certificates evidencing not less than a majority of the certificate balance, may, on behalf of all the noteholders and certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the securityholders’ right with respect to any subsequent Servicer Default.

Amendment

Each of the Transfer and Servicing Agreements may be amended by the parties to the Transfer and Servicing Agreements without the consent of the related noteholders or certificateholders:

(1)  to cure any ambiguity;

(2)  to correct or supplement any provisions in the related Transfer and Servicing Agreement; or

(3)  for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transfer and Servicing Agreement; provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related trustee or indenture trustee, as applicable, adversely affect in any material respect the interests of the Seller or any noteholder.

The Transfer and Servicing Agreements may also be amended from time to time by the parties to the Transfer and Servicing Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate outstanding principal amount of the notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transfer and Servicing Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the Notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

Termination

The obligations of the Servicer, the related trustee and the related indenture trustee, if any, with respect to an Issuer pursuant to the related Transfer and Servicing Agreement will terminate upon the latest to occur of:

(1)  the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivable;

(2)  the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements; and

(3)  the occurrence of either event described below.

If so provided in the applicable prospectus supplement, in order to avoid excessive administrative expenses, the Servicer will be permitted, at its option, to purchase from an Issuer all remaining Receivables as of the end of any Collection Period, if the then outstanding Pool Balance is a specified percentage of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the applicable prospectus supplement.

If and to the extent provided in the applicable prospectus supplement, the indenture trustee or trustee, as applicable, will, within ten days following a payment date or distribution date, as the case may be, as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the applicable prospectus supplement, solicit bids for the purchase of the Receivables remaining in the Issuer, in the manner and subject to the terms and conditions set forth in the applicable prospectus supplement. If the indenture trustee or trustee receives satisfactory bids as described in the applicable prospectus supplement, then the Receivables remaining in the Issuer will be sold to the highest bidder.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the Receivables by the Seller to the applicable Issuer, and the grant thereof to an indenture trustee, if any, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the related Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title acts as in effect in various states. The Servicer and the Seller will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the Receivables.

Under each Sale and Servicing Agreement, Pooling and Servicing Agreement or Indenture, as applicable, the Servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the Receivables if the indenture trustee is not acting as custodian. The custodian will have physical possession of the Receivables. While the Receivables will not be physically marked to indicate the ownership interest thereof by the Issuer, appropriate UCC-1 financing statements reflecting the transfer and assignment of the Receivables to the Seller, the contribution and assignment by the Seller to the Issuer and the grant by the Issuer to the indenture trustee will be filed to perfect that interest and give notice of the Issuer’s ownership interest in, and the indenture trustee’s security interest in the Receivables. If, through inadvertence or otherwise, any of the Receivables were sold or granted to another party who purchased the Receivables in the ordinary course of its business and took possession of the Receivables, the purchaser would acquire an interest in the Receivables superior to the interests of the Issuer and the indenture trustee if the purchaser acquired the Receivables for value and without actual knowledge of the Issuer’s and the indenture trustee’s interests in the Receivables, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the Receivables, including without limitation the Issuer and the indenture trustee, will be subject to:

(1)  all the terms of the contracts related to or evidencing the Receivable; and

(2)  any other defense or claim of the obligor against the assignor of such Receivable which accrues before the obligor receives notification of the assignment.

Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the Receivables, the Issuer and the trustee or indenture trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the Receivable.

Security Interests in Financed Vehicles

In states in which motor vehicle installment loan agreements or motor vehicle retail installment sale contracts such as the Receivables evidence the credit sale of motor vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in the motor vehicles financed, directly or indirectly, is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in motor vehicles is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party’s lien on the vehicles’ certificate of title. In Wisconsin, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title. After such notation, the certificate of title is held by the obligor, not the secured party.

Generally all of the Receivables name the Primary Originator as obligee or assignee and as the secured party. The Primary Originator will take all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect the Seller’s security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title or file a UCC-1 financing statement. If the Primary Originator, because of clerical error or otherwise, has failed to take action with respect to a Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Primary Originator’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The Primary Originator’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

After the sale and assignment of the Receivables to the Seller pursuant to the related Receivables Purchase Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Issuer pursuant to the related Sale and Servicing Agreement. However, because of administrative burden and expense, neither the Originator nor the related trustee will amend any certificate of title to identify the Issuer as the new secured party on the certificates of title relating to the Financed Vehicles. To the extent provided in the applicable prospectus supplement, the Servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Issuer pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus.

In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to an Issuer, because the related Issuer will not be listed as legal owner on the certificates of title to the Financed Vehicles, an Issuer’s security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state or local agencies, the notation of the Seller’s lien on a certificate of title will be sufficient to protect an Issuer against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller fails to obtain a first-priority perfected security interest, the Issuer’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the Seller’s or the Servicer’s representations and warranties under the related Transfer and Servicing Agreement and the Seller will be required to repurchase or the Servicer will be required to purchase the Receivable from the Issuer unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” and “Risk Factors” in this prospectus.

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the motor vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the motor vehicle, the Seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. On each closing date, the Seller or the Servicer, as applicable, will represent and warrant that, as of the date any Receivable is sold to the Issuer, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related trustee, the related indenture trustee, if any, or related securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the Seller or a purchase obligation of the Servicer.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

For Receivables where the obligor is a resident of Wisconsin, the general remedy of self-help repossession is not available under state law; instead, a creditor’s recovery of collateral may only occur after a replevin judgment against the obligor has been obtained in the courts. Prior to initiating the replevin action, the creditor must give the obligor notice of default and a right to cure the default for a period of 15 days from the notice unless the obligor defaulted on the contract twice in the preceding 12 months and cured the default after the creditor gave notice of it.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and Servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code state and federal consumer fraud and statutes and state unfair or deceptive trade practice acts, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as an Issuer, to enforce consumer finance contracts such as the Receivables that represent the obligations of retail obligors.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a Seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the Seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Issuer, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the Sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the Seller’s or the Servicer’s warranties under the related Transfer and Servicing Agreements and would create an obligation of the Seller to repurchase or the Servicer to purchase the Receivable unless the breach is cured in a timely manner. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under the related Transfer and Servicing Agreements, the Seller or the Servicer will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against an Issuer for a violation of any law and that claim materially and adversely affects the interests of the Issuer in a Receivable, the violation would constitute a breach of the Seller’s or the Servicer’s, as applicable, representation and warranty and would create an obligation of the Seller to repurchase or the Servicer to purchase the Receivable unless the breach is cured. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles requires that all sellers of used vehicles, prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the Receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

Repurchase Obligation

Under the related Transfer and Servicing Agreements, the Seller or the Servicer will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Financed Vehicle as of the related closing date. See “Description of the Transfer and Servicing Agreements—Sale and Assignment of the Receivables” in this prospectus. Accordingly, if any defect exists in the perfection of the security interest in the name of the Seller in any Financed Vehicle as of the closing date and that defect adversely affects the related Issuer’s interest in the related Receivable, the defect would constitute a breach of a warranty under the related Transfer and Servicing Agreements and would create an obligation of the Seller to repurchase or the Servicer to purchase the Receivable unless the breach is cured. Additionally, under the

Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of the Seller in each Financed Vehicle, the breach of which would create an obligation of the Servicer to purchase any affected Receivable from the related Issuer unless the breach is cured.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor form repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the scheduled payments due under a Receivable or change the rate of interest and time of repayment of the indebtedness.

Servicemembers Civil Relief Act

The Relief Act and similar state laws apply to obligors who are members of the military on active duty, including members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the Oceanic and Atmospheric Administration assigned to duty with the military. Under the Relief Act, a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition to adjusting the rate of interest, the lender must forgive any such interest in excess of 6%.

Application of the Relief Act or similar state laws would also adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. In addition, the Relief Act and similar state laws impose limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter. Thus, if a receivable goes into default, there may be delays and losses arising from the inability to exercise the lender’s rights with respect to the receivable and related vehicle in a timely fashion.

Because the Relief Act and similar state laws apply to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be affected by these laws. In addition, the United States-led invasion and occupation of Iraq has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) or certificates (“Certificate Owners” together with the Note Owners, the “Security Owners”) that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Issuer will be provided with an opinion of tax counsel specified in the applicable prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of

Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Issuer, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Issuer and the notes, certificates and related terms, parties and documents applicable to the Issuer.

Trusts Which Are Not Treated as Grantor Trusts

Tax Characterization of the Trusts.    In the case of a Trust which is not intended to be treated as a grantor trust (an “owner trust”), Federal Tax Counsel will deliver its opinion that the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

Tax Characterization of the LLCs.    In the case of an LLC, Federal Tax Counsel will deliver its opinion that the LLC will not be an association, or publicly traded partnership, taxable as a corporation for federal income purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the LLC Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the LLC, or restrictions, if any, on transfers of the certificates, will exempt the LLC from the rule that some publicly traded partnerships are taxable as corporations.

If a Trust or an LLC were taxable as a corporation for federal income tax purposes, the Trust or LLC would be subject to corporate income tax on its taxable income. The Trust’s or LLC’s taxable income would include all of its income on the related Receivables, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and Certificate Owners, and possibly Note Owners, could be liable for any resulting corporate income tax that is unpaid by the Trust.

Tax Consequences to Note Owners

Treatment of the Notes as Indebtedness.    The Issuer will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Federal Tax Counsel will, subject to exceptions which, if applicable, will be specified in the applicable prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the applicable prospectus supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the Issuer. If so treated, the Issuer might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Issuer were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders might be subject to United States tax and United States tax return filing and withholding requirements, income allocable to tax-exempt holders might constitute “unrelated business taxable income” (if some, but not all, of the notes were recharacterized as equity in a partnership), individual holders might be subject to limitations on their ability to deduct their share of Issuer expenses, and income from the Issuer’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes Generally.    Except as discussed below, interest on a note generally is includible in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount.    Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners.

Each Issuer will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”). The OID Regulations concerning contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes.

The OID Regulations provide that, in the case of debt instruments such as the notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the notes will be the rate used in pricing the initial offering of those securities. If the notes of a series are issued with original issue discount, the applicable prospectus supplement for that series of notes will specify the Prepayment Assumption. However, no representation is made that the notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

In general, a note will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under “—Payment Lag Notes; Initial Period Considerations,” and “—Qualified Stated Interest,” and in the case of certain Variable Rate Notes (as defined below) and accrual notes, the stated redemption price at maturity of a note is its principal amount. The issue price of a note is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of notes is sold. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any note on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a note apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the note, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the applicable closing date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the note’s stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the notes.

The Note Owner of a note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “accrual period”) that begins on the day following a payment date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding payment date or distribution date, as the case may be. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of such note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the notes. For these purposes, the original yield to maturity of the notes will be calculated based on their issue price and assuming that the notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of such note, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such note in prior accrual periods that were included in such note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such note in future accrual periods. Such a Note Owner may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such Note Owner is entitled. However, Treasury regulations do not address this issue.

A subsequent Note Owner that purchases a note issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such note, the daily portions of original issue discount with respect to the note, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such note, then such daily portions will be reduced proportionately in determining the income of such Note Owner.

Qualified Stated Interest.    Interest payable on a note which qualifies as “qualified stated interest” for purposes of the OID Regulations will not be includible in the stated redemption price at maturity of the note. Conversely, if the interest on a note does not constitute “qualified stated interest”, such interest will be includible in the stated redemption price at maturity of the note and the note, consequently, will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are “unconditionally payable”. The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Any terms or conditions that do not reflect arm’s length dealing or that the Note Owner does not intend to enforce are not considered.

Premium.    A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Payment Lag Notes; Initial Period Considerations.    Certain notes may provide for distributions of interest based on a period that is the same length as the interval between payment dates but ends prior to each payment date. Any interest that accrues prior to the applicable closing date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the notes or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis the OID Regulations provide that the stated redemption price is equal to the instrument’s issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument’s stated principal amount over its issue price.

Variable Rate Notes.    Under the OID Regulations, notes paying interest at a variable rate (each, a “Variable Rate Note”) are subject to special rules. A Variable Rate Note will qualify as a “variable rate debt instrument” if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Note by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at a current value of (a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to prepayable debt instruments, such as the notes, principal payments on the notes should not be considered contingent for this purpose.

A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Note is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Note will be treated as a single qualified floating rate (a “Presumed Single Qualified Floating Rate”). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Note’s issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Note or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate Note.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Rate Note will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Note’s term. Further, an objective rate does not include a rate that is based on information that is within the control of the Issuer (or a party related to the Issuer) or that is unique to the circumstances of the Issuer (or a party related to the Issuer). An objective rate will qualify as a “qualified inverse floating rate” if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Note provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Note’s issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a “Presumed Single Variable Rate”). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Note’s issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

For Variable Rate Notes that qualify as “variable rate debt instruments” under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a “Single Variable Rate Note”), original issue discount is computed as described above in “Tax Consequences to Note Owners—Interest Income on the Notes Generally” and “—Original Issue Discount” based on the following: (i) stated interest on the Single Variable Rate Note which is unconditionally payable in cash or property (other than debt instruments of the Issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate Note is a fixed rate equal to: (a) in the case of a Single Variable Rate Note with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Note with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate Note; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

In general, any Variable Rate Note other than a Single Variable Rate Note (a “Multiple Variable Rate Note”) that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Note. The OID Regulations generally require that such a Multiple Variable Rate Note be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Note’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Note. (A Multiple Variable Rate Note may not bear more than one objective rate.) In the case of a Multiple Variable Rate Note that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Note as of the Multiple Variable Rate Note’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Note is then converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Multiple Variable Rate Note is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the original issue discount rules to the “equivalent” fixed rate debt instrument in the manner described above in “Tax Consequences to Note Owners—Interest Income on the Notes Generally” and “—Original Issue Discount.” A holder of the Multiple Variable Rate Note will account for such original issue discount and qualified stated interest as if the holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate Note during the accrual period.

If a Variable Rate Note does not qualify as a “variable rate debt instrument” under the OID Regulations, then the Variable Rate Note would be treated as a contingent payment debt obligation. The manner in which a Variable Rate Note would be taxed if such note were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to prepayable debt instruments, such as the notes, and Treasury regulations do not otherwise address this point.

Market Discount.    A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includible in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a note may be treated, at the election of the holder of the note, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest on the note).

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under “Tax Consequences to Note Owners—Interest Income on the Notes Generally” and “—Original Issue Discount”), taking into account distributions (including prepayments) prior to the date of acquisition of such note by the subsequent purchaser. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Election to Treat All Interest Under the Constant Yield Rules.    The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Note Owners should consult their own tax advisors regarding the availability or advisability of such an election.

Sales of Notes.    If a note is sold, the Seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. A holder’s adjusted basis in a note generally equals the cost of the note to the holder, increased by income reported by the holder with respect to the note and reduced (but not below zero) by distributions on the note (other than qualified stated interest) received by the holder and by amortized premium. While any such gain or loss generally will be capital gain or loss provided the note is held as a capital asset, gain recognized on the sale of a note by a Seller who purchased the note at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the note was held by such Seller, reduced by any market discount includible in income under the rules described above under “Tax Consequences to Note Owners—Interest Income on the Notes Generally” and “—Market Discount.” Further, the notes will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a note by a bank or other financial institution to which such Section applies would be ordinary income or loss.

Short-Term Notes.    In the case of a note with a maturity of one year or less from its issue date (a “Short-Term Note”), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and some other Note Owners, including banks and certain dealers in securities, (collectively, “Short-Term Accruers”) are required to include original issue discount in income on Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

Any other Note Owner of a Short-Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis, or, if elected, according to a constant yield method based on daily compounding, through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to the Short-Term Note, which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income, until the deferred interest income is realized. A Note Owner may elect to apply the foregoing rules, except for the rule characterizing gain on sale, exchange or retirement as ordinary, with respect to “acquisition discount” rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner’s basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which the election applies, unless revoked with the consent of the IRS. A Note Owner’s tax basis in a Short-Term Note is increased by the amount included in the Note Owner’s income with respect to the note.

Foreign Investors in Notes.    Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration. A “Foreign Person” is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes.    Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax at the currently applicable rate on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

Tax Consequences to Certificate Owners of an Owner Trust

Treatment of the Trust as a Partnership.    The Trust will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the Seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the certificates, the notes, the Seller and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated in this prospectus.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the Trust. Generally, provided such certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates have interest rates which would qualify as contingent interest under the Treasury regulations relating to original issue discount, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable Prospectus Supplement.

Partnership Taxation.    As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately the Certificate Owner’s allocable share of income, gains, losses, deductions and credits of the Trust, whether or not there is a corresponding cash distribution. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay the taxes. The Trust’s income will consist primarily of interest and finance charges earned on the related Receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of the Receivables.

The Trust’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of:

(1)  the interest or other income that accrues on the certificates in accordance with their terms for the relevant month including, as applicable, interest accruing at the related certificate pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

(2)  any Trust income attributable to discount on the related Receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

(3)  any prepayment premium payable to the Certificate Owners for the applicable month; and

(4)  any other amounts of income payable to the Certificate Owners for the applicable month.

The allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of certificates over their principal amount. Losses will generally be allocated in the manner in which they are borne.

Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire certificate pass-through rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of the amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

Assuming notes are also issued, all or substantially all of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the Trust, including fees to the Servicer, but not interest expense, would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other miscellaneous itemized deductions exceeds two percent of the individual’s adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust, other than interest, in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. Accordingly, deductions might be disallowed to the individual in whole or in part and might result in the Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Trust. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of that partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that the calculations be made separately for each Receivable, the calculations may result in some timing and character differences under some circumstances.

Discount and Premium.    The purchase price paid by the Trust for the related Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or market discount, as the case may be. See “Tax Consequences to Note Owners—Premium” and “—Market Discount” above. As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis. See “Tax Consequences to Note Owners—Original Issue Discount” above.

If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any market discount in income currently as it accrues over the life of the Receivables or to offset any premium against interest income on the Receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to Certificate Owners.

Section 708 Termination.    Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If a termination occurs under Section 708 of the Code, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for certificates in the new Trust. The original Trust will then be deemed to distribute the certificates in the new Trust to each of the owners of certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the Trust may be subject to some tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

Disposition of Certificates.    Gain or loss realized by a certificate owner on the sale or other taxable disposition of a certificate generally will be capital gain or loss, except to the extent that the amount realized is required to be characterized as ordinary under applicable provisions of the Code and Treasury Regulations (e.g., as a result of accrued but previously unrecognized discount on certain debt obligations held by the Issuer). The amount of gain or loss realized on a sale of certificates in an amount equal to the difference between the amount realized and the Seller’s tax basis in the certificates sold. Any capital gain or loss would be long-term capital gain or loss if the Certificate Owner’s holding period exceeded one year. A Certificate Owner’s tax basis in a certificate will generally equal its cost, increased by its share of Trust income allocable to the Certificate Owner and decreased by any distributions received or losses allocated with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the Certificate Owner’s share, determined under Treasury Regulations, of the notes and other liabilities of the Trust. A Certificate Owner acquiring certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in the certificates and, upon a sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect to the certificates, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.    In general, the Trust’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate Owners in proportion to the principal amount of certificates owned by them as of the close of the last day of the applicable month. As a result, a Certificate Owner purchasing certificates may be allocated tax items, which will affect the purchaser’s tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing Treasury regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Trust’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future laws, regulations or other IRS guidance.

Section 731 Distributions.    In the case of any distribution to a Certificate Owner, no gain will be recognized to that Certificate Owner except to the extent that the amount of any money (including certain marketable securities) distributed for that certificate exceeds the adjusted basis of that Certificate Owner’s interest in the Certificate. In the case of any distribution to a Certificate Owner, no loss will be recognized except upon a distribution in liquidation of a Certificate Owner’s interest. Any gain or loss recognized by a Certificate Owner generally will be treated as gain or loss from the sale of certificates.

Section 754 Election.    In the event that a Certificate Owner sells its certificates at a profit (or loss), the purchasing Certificate Owner will have a higher (or lower) basis in the certificates than the selling Certificate Owner had. The tax basis of the Trust’s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust currently does not intend to make an election under Section 754 of the Code. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters.    The trustee is required to keep or cause to be kept complete and accurate books of the Trust. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner’s allocable share of items of Trust income and expense to Certificate Owners and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the certificates. Generally, holders must timely file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing specific information on the nominee, the beneficial owners and the certificates so held. The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner:

(1)  the name, address and identification number of such person;

(2)  whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing; and

(3)  particular information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

The Seller ordinarily will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as the tax matters partner, will be responsible for representing the Certificate Owners in some specific disputes with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before the later of three years after the date on which the partnership information return is filed or the last day for filing the return for the applicable year, determined without regard to extensions. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under some circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner’s returns and adjustments of items not related to the income and losses of the Trust.

A special audit system exists for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under Sections 771 through 777 of the Code. To the extent provided in the applicable prospectus supplement, a Trust will not elect to apply the simplified flow-through reporting system.

Taxation of Certain Foreign Certificate Owners.    As used below, the term “Non-United States Owner” means a Certificate Owner that is not a United States person, as defined under “Tax Consequences to Note Owners—Foreign Investors in Notes” above.

It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the Trust would be engaged in a trade or business in the United States for these purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if the income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and at the highest marginal individual income tax rate for all other Non-United States Owners.

Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust’s income including, in the case of a corporation, a return in respect of the branch profits tax. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, the Owner’s allocable share of interest from the Trust constituted “portfolio interest” under the Code.

The interest, however, may not constitute “portfolio interest” if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust, in the later case, the interest being properly characterized as a guaranteed payment under Section 707(c) of the Code. If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent on the Trust’s gross income, without any deductions or other allowances for costs and expenses incurred in producing the income, unless reduced or eliminated pursuant to an applicable treaty. In this case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes, if any, in excess of the taxes that should have been withheld with respect to the interest.

Backup Withholding.    Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax at the currently applicable rate if, in general, the Certificate Owner fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the Certificate Owner’s federal income tax.

Tax Consequences to Certificate Holders of an LLC

Treatment of the LLC as a Partnership.    The LLC will agree, and the related Certificate Owners will agree by their purchase of certificates, if there is more than one Certificate Owner, to treat the LLC as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the LLC, the partners of the partnership being the Certificate Owners, including, to the extent relevant, the Seller in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the LLC and to treat the LLC as a disregarded entity. See “Tax Consequences to Certificate Owners of Owner Trust” for general information regarding the material United States federal income tax consequences of acquiring, holding and disposing of a partnership interest in a partnership such as the LLC.

Grantor Trusts

Characterization.    In the case of a grantor trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that the Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of certificates (referred to in this Prospectus as “grantor trust certificateholders”) will be treated for federal income tax purposes as owners of a portion of the Trust’s assets as described below. The certificates issued by a Trust that is treated as a grantor trust are referred to in this prospectus as “grantor trust certificates”.

Taxation of Grantor Trust Certificateholders.    Subject to the discussion below under “Stripped Certificates” and “Subordinated Certificates”, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the Receivables and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each grantor trust certificateholder must include in income its pro rata share of the interest and other income from the Receivables, including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to the assets, and, subject to limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as these items would be included or deducted by the grantor trust certificateholder if the grantor trust certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any Receivable because of a default or delinquency in payment generally will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that these amounts are reasonable compensation for services rendered to the Trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent these expenses plus all other miscellaneous itemized deductions exceed two percent of the grantor trust certificateholder’s adjusted gross income, and will be allowed no deduction for these expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a prescribed threshold amount will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the specified threshold amount or (2) 80% of the amount of itemized deductions otherwise allowable for the applicable taxable year. In the case of a partnership that has 100 or more partners and elects to be treated as an “electing large partnership,” 70% of the partnership’s miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual partners.

The servicing compensation to be received by the Servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange for the servicing compensation, and a portion of the servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made with respect to the Trust’s assets. In this event, a certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under “—Stripped Certificates”. Except as discussed below under “—Stripped Certificates” or “—Subordinated Certificates”, this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

A purchaser of a grantor trust certificate will be treated as purchasing an interest in each Receivable in the Trust at a price determined by allocating the purchase price paid for the certificate among all Receivables in proportion to their fair market values at the time of the purchase of the certificate. To the extent that the portion of the purchase price of a grantor trust certificate allocated to a Receivable is less than or greater than the portion of the stated redemption price at maturity of the Receivable, the interest in the Receivable will have been acquired at a discount or premium. See “Tax Consequences to Note Owners—Market Discount” and “—Premium” above.

The information provided to grantor trust certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Receivable is acquired.

Stripped Certificates.    Some classes of certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as “Stripped Certificates”. In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Receivable from ownership of the right to receive some or all of the related interest payments. In general, where a separation has occurred, under the stripped bond rules of Section 1286 of the Code, the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount, the difference between the holder’s initial purchase price for the right to receive and the principal or interest payment to be received with respect to that right. See “Tax Consequences to Note Owners—Original Issue Discount” above.

Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following:

(1)  if any servicing compensation is deemed to exceed a reasonable amount (see “Taxation of Grantor Trust Certificateholders” above);

(2)  if the Seller or any other party retains a retained yield with respect to the Receivables held by the Trust;

(3)  if two or more classes of certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Trust’s assets; or

(4)  if certificates are issued which represent the right to interest-only payments or principal-only payments.

The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and this accrual of income may be in advance of the receipt of any cash attributable to that income. See “Tax Consequences to Note Owners—Original Issue Discount” above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

Subordinated Certificates.    In the event the Trust issues two classes of grantor trust certificates that are identical except that one class is a subordinate class, with a relatively high certificate pass-through rate, and the other is a senior class, with a relatively low certificate pass-through rate (referred to in this prospectus as the “Subordinate Certificates” and “Senior Certificates”, respectively), the grantor trust certificateholders in the aggregate will be deemed to have acquired the following assets: (1) the principal portion of each Receivable plus a portion of the interest due on each Receivable (the “Trust Stripped Bond”), and (2) a portion of the interest due on each Receivable equal to the difference between the certificate pass-through rate on the Subordinate Certificates and the certificate pass-through rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the “Trust Stripped Coupon”). The “Subordinate Class Percentage” equals the initial principal balance of the Subordinate Certificates divided by the sum of the initial principal balance of the Subordinate Certificates and the Senior Certificates. The “Senior Class Percentage” equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

The senior certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The subordinate certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both assets. The Trust Stripped Bond will be treated as a “stripped bond” and the Trust Stripped Coupon will be treated as “stripped coupons” within the meaning of Section 1286 of the Code.

Although not entirely clear, the interest income on the Subordinate Certificates and the portion of the Servicing Fee allocable to such certificates that does not constitute excess servicing will be treated by the Trust as qualified stated interest, assuming the interest with respect to the Receivables would otherwise qualify as qualified stated interest. Accordingly, except to the extent modified below, the income of the Subordinate Certificates will be reported in the same manner as described generally above for holders of Senior Certificates.

If the Subordinate Certificateholders receive a distribution of less than their share of the Trust’s receipts of principal or interest (the “Shortfall Amount”) because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had:

(1)  received as distributions their full share of receipts;

(2)  paid over to the senior certificateholders an amount equal to the Shortfall Amount; and

(3)  retained the right to reimbursement of the relevant amounts to the extent these amounts are otherwise available as a result of collections on the Receivables or amounts available from a reserve account or other form of credit enhancement, if any.

Under this analysis:

(1)  subordinate certificateholders would be required to accrue as current income any interest income, original issue discount, or (to the extent paid on assets of the Trust) accrued market discount of the Trust that was a component of the Shortfall Amount, even though that amount was in fact paid to the Senior Certificateholders;

(2)  a loss would only be allowed to the subordinate certificateholders when their right to receive reimbursement of the Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse the loss); and

(3)  reimbursement of the Shortfall Amount prior to a claim of worthlessness would not be taxable income to subordinate certificateholders because the amount was previously included in income.

Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

Election to Treat All Interest as Original Issue Discount.    The Treasury regulations relating to original issue discount permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, reduced by any premium, in income as interest, based on a constant yield method. If an election were to be made with respect to an interest in a Receivable with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the grantor trust certificateholder acquires during the year of the election or afterward. See “Tax Consequences to Note Owners—Market Discount” above. Similarly, a grantor trust certificateholder that makes this election for an interest in a Receivable that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the grantor trust certificateholder owns at the beginning of the first taxable year to which the election applies or acquires afterward. See “Tax Consequences to Note Owners—Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Prepayments.    The Taxpayer Relief Act of 1997 (the “1997 Act”) contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring the discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on debt instruments.

Sale or Exchange of a Grantor Trust Certificate.    Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized, exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income, allocable to the Receivable and the owner’s adjusted basis in the grantor trust certificate. The adjusted basis generally will equal the Seller’s cost for the grantor trust certificate, increased by the original issue discount and any market discount included in the Seller’s gross income with respect to the grantor trust certificate, and reduced, but not below zero, by any premium amortized by the Seller and by principal payments on the grantor trust certificate previously received by the Seller. The gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Receivables represented by a grantor trust certificate are “capital assets” within the meaning of Section 1221. A capital gain or loss will be long-term or short-term depending on whether or not the grantor trust certificate has been owned for the long-term capital gain holding period, currently more than one year.

Notwithstanding the foregoing, any gain realized on the sale or exchange of a grantor trust certificate will be ordinary income to the extent of the Seller’s interest in accrued market discount on Receivables not previously taken into income. See “Tax Consequences to Note Owners—Market Discount” above. Further, grantor trust certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or thrift institution to which such Section applied will be treated as ordinary gain or loss.

Foreign Investors in Grantor Trust Certificates.    A holder of grantor trust certificate who is not a “United States person” (as defined above at “Tax Consequences to Note Owners—Foreign Investors in Notes”) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a grantor trust certificate generally will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on its grantor trust certificate to the extent attributable to debt obligations held by the Trust that were originated after July 18, 1984, provided that the grantor trust certificateholder complies to the extent necessary with certain certification requirements which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person. Interest or original issue discount on a grantor trust certificate attributable to debt obligations held by the Trust that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). All holders of grantor trust certificates should consult their tax advisors regarding the tax documentation and certifications that must be provided to secure any applicable exemptions from United States withholding taxes.

Any capital gain realized on the sale or other taxable disposition of a grantor trust certificate by a Foreign Person, as defined above at “Tax Consequences to Note Owners—Foreign Investors in Notes” generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income with respect to a grantor trust certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding.    Distributions made on the grantor trust certificates and proceeds from the sale of the grantor trust certificates will be subject to a “backup” withholding tax at the currently applicable rate if, in general, the grantor trust certificateholder fails to comply with particular identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld would be refunded by the IRS or allowable as a credit against the grantor trust certificateholder’s federal income tax.

STATE AND LOCAL TAX CONSIDERATIONS

The discussion above does not address the tax consequences of purchase, ownership or disposition of certificates or notes under any state or local tax laws. We recommend that investors consult their own tax advisors regarding state and local tax consequences.

ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specified types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. The acquisition or holding of securities by a benefit plan could be considered to give rise to a prohibited transaction if the Seller, the Servicer, the related issuer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased securities if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the U.S. Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the Servicer, the Seller, the owner trustee, the indenture trustee, the issuer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of debt securities will be deemed to represent that either (a) it is not acquiring the securities with the assets of a benefit plan or (b) the acquisition and holding of the securities will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

General Discussion.    To the extent set forth in the applicable prospectus supplement, the DOL has granted to the lead or co-lead underwriter an individual exemption, Prohibited Transaction Exemption 94-84, which was amended by Prohibited Transaction Exemption 97-34 (“PTE 97-34”) and further recently amended pursuant to Prohibited Transaction Exemption 2000-58 (“PTE 2000-58”) (collectively, the “Exemption”) which is applicable to notes or certificates which meet its requirements whenever this underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent.

The Exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured Receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The Receivables covered by the Exemption include motor vehicle credit instruments such as the retail installment sales contracts securing the notes and certificates offered by this prospectus.

The Exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the Exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1)  The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party;

(2)  The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc.;

(3)  The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the issuer represents not more than the fair market value of the Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer’s services as Servicer under the related agreements and reimbursement of the Servicer’s reasonable expenses in connection with these services;

(4)  The owner trustee is a substantial financial institution and is not an “affiliate,” as defined in the exemption, of any other member of the “restricted group,” which consists of the underwriter, the trustee, the Seller, the Servicer, any subservicer, any swap counterparty, the insurer, any obligor with respect to retail installment sales contracts and installment loans constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer as of the date of initial issuance of the notes or certificates and any affiliate of these parties;

(5)  The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act; and

(6)  The issuer satisfies the following requirements:

(a)  the corpus of the issuer consists solely of assets of the type which have been included in other investment pools,

(b)  securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates, and

(c)  securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7)  The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the Seller in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

Some transactions are not covered by the Exemption or any other exemption. The Exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the Seller, the underwriter, the owner trustee, the Servicer or any “obligor” (as defined in the exemption) with respect to Receivables included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the restricted group. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

(1)  a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

(2)  immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

(3)  in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

The Exemption will also apply to transactions in connection with the servicing, management and operation of the issuer, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and sale and servicing agreements, which will be described in all material respects in this prospectus and the prospectus supplement.

Each purchaser that is a benefit plan or that is investing on behalf of or with plan assets of a benefit plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s Exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB–, the note or certificate could no longer be transferred to a plan in reliance on the Exemption. If the ratings decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the securities with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95–60) to effect such purpose and is eligible for and satisfies all of the conditions set forth in Sections I and III of PTCE 95–60.

For more information, including whether an Exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an Exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Code.

UNDERWRITING

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the Seller will agree to sell or cause the related Issuer to sell to the underwriters named in the applicable prospectus supplement, and the underwriters will agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the Seller or sold in private placement.

In the underwriting agreement with respect to any given series of securities, the underwriters will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased.

Each applicable prospectus supplement will either:

(1)  set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

(2)  specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the Seller will indemnify the underwriters against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof. Each Issuer may invest funds in its accounts in eligible investments acquired from the underwriters or from the Seller or any of its affiliates.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the Seller nor the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

RATING OF THE SECURITIES

Any class of offered securities will be:

(1)  rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the Seller; and

(2)  identified in the applicable prospectus supplement as being in one of the rating agency’s four highest rating categories, which are referred to as investment grade.

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement.

REPORTS TO SECURITYHOLDERS

With respect to each series of securities, the Servicer of the related Receivables will prepare for distribution to the related securityholders monthly and annual reports concerning the securities and the related Issuer. See “Certain Information Regarding the Securities—Statements to Securityholders”.

AVAILABLE INFORMATION

The Seller, as originator of the Issuers, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, Seller is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriters or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriters will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the Seller. The forward-looking statements made in this prospectus and the applicable prospectus supplement are accurate as of the date stated on the cover of the prospectus and the applicable prospectus supplement. The Seller has no obligation to update or revise any such forward-looking statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the Seller on behalf of the Issuer referred to in the applicable prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by the Issuer shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by eference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the applicable prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Seller on behalf of any Issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: M&I Dealer Auto Securitization, LLC, 770 North Water Street, Milwaukee, Wisconsin 53202, telephone (414) 765-7801.

LEGAL MATTERS

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the applicable prospectus supplement. Some related federal income tax and other matters will be passed upon for the Issuer and the Seller, by the law firms specified in the applicable prospectus supplement.

INDEX OF DEFINED TERMS

1997 Act	68
Accounts	38
Accrual Period	54
Actuarial Method	16
Actuarial Receivables	16
Advances	41
Amortization Period	28
Balloon Payment	16
Balloon Payment Receivable	16
Benefit Plan	69
Bulk Purchases	10
Cede	29
Certificate Distribution Account	38
Certificate Owners	52
Certificate Pool Factor	19
Clearing Agency	29
Clearing Corporation	29
Clearstream	28
Code	52
Collection Account	38
Collection Period	40
Commission	74
Definitive Securities	35
Direct Originations	10
DTC	28
DTC Indirect Participants	29
DTC Participants	29
Eligible Deposit Account	39
Eligible Institution	39
Eligible Investments	38
Euroclear	28
Events of Default	21
Exchange Act	74
Exemption	70
Federal Tax Counsel	52
Financed Vehicles	8
Flow Purchases	10
Foreign Person	59
FTC Rule	51
Grantor Trust Certificateholders	65
Indenture	19
Indirect Originations	10
Investment Earnings	39
Issuer	8
Limited Liability Company Agreement	8
LLC	8
M&I Bank	9
M&I Corporation	9
Multiple Variable Rate Note	57
Non-United States Owner	64
Note Owners	52
Note Pool Factor	19
Objective Rate	56
OID	34
OID Regulations	54
Originator	10
Owner Trust	53
Participants	29

Payahead Account	38
Payaheads	40
Pool Balance	19
Pooling and Servicing Agreement	8
Pre-Funded Amount	39
Pre-Funding Account	39
Pre-Funding Period	39
Precomputed Advance	41
Precomputed Receivables	16
Prepayment Assumption	54
Presumed Single Qualified Floating Rate	56
Presumed Single Variable Rate	56
Primary Originator	10
Principal Distribution Account	38
PTE 2000-58	70
PTE 97-34	70
Qualified Floating Rate	56
Receivable Maturity Date	40
Receivables	8
Receivables Purchase Agreement	37
Registration Statement	74
Related Documents	23
Repurchase Amount	38
Reserve Account	43
Revolving Period	28
Rule of 78s Receivables	16
Sale and Servicing Agreement	8
Schedule of Receivables	37
Securities Act	74
Security Owners	52
Seller	8
Senior Certificates	67
Senior Class Percentage	67
Servicer	12
Servicer Default	45
Servicing Fee	41
Servicing Fee Rate	41
Short-Term Accruers	59
Short-Term Note	59
Shortfall Amount	67
Simple Interest Advance	41
Simple Interest Method	16
Simple Interest Receivables	16
Single Variable Rate Note	57
Stripped Certificates	66
Subordinate Certificates	67
Subordinate Class Percentage	67
TIN	34
Transfer and Servicing Agreements	37
Trust	8
Trust Agreement	8
Trust Stripped Bond	67
Trust Stripped Coupon	67
U.S. Person	35
Variable Rate Note	56

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You may not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date

M&I Auto Loan Trust 2005-1

$150,000,000 Class A-1

        % Asset Backed Notes

$178,000,000 Class A-2

        % Asset Backed Notes

$175,000,000 Class A-3

        % Asset Backed Notes

$125,060,000 Class A-4

        % Asset Backed Notes

$21,940,000 Class B

        % Asset Backed Notes

Servicer

M&I DEALER AUTO SECURITIZATION, LLC

Seller

PROSPECTUS SUPPLEMENT

JPMorgan

Credit Suisse First Boston

Robert W. Baird & Co. Incorporated

Through and including February     , 2006 (the 90th day after the date of this prospectus) all dealers affecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is an addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.